UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2008 (December 10, 2007)

INLAND AMERICAN REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On December 14, 2007, Inland American Real Estate Trust, Inc. filed a Current Report on Form 8-K regarding its acquisition of fee simple interests in a portfolio of 210 single tenant retail banking facilities, seven office buildings and one data center collectively known as the “SunTrust Bank Portfolio.”  This amendment is being filed for the sole purpose of filing the financial statements and pro forma financial information required.

Item 9.01.  Financial Statements and Exhibits

(a)

Financial statements of businesses acquired

SunTrust Banks, Inc.	Page

Summary Financial Information for SunTrust Banks, Inc. as of December 31, 2006, 2005 and 2004, which is subject to net lease	F-1

Summary Financial Information for SunTrust Banks, Inc. as of September 30, 2007 and 2006, which is subject to net lease	F-2

(b)

Pro forma financial information

Inland American Real Estate Trust, Inc.	Page

Consolidated Balance Sheets at September 30, 2007 (unaudited) and December 31, 2006	F-3

Consolidated Statements of Operations and Other Comprehensive Income for the three months and nine months ended September 30, 2007 and 2006 (unaudited)	F-5

Consolidated Statement of Stockholders’ Equity for the nine month period ended September 30, 2007 (unaudited)	F-7

Consolidated Statements of Cash Flows for the nine months ended September 30, 2007 and 2006 (unaudited)	F-8

Notes to Consolidated Financial Statements at September 30, 2007 (unaudited)	F-11

Pro Forma Consolidated Balance Sheet at September 30, 2007 (unaudited)	F-40

Notes to Pro Forma Consolidated Balance Sheet at September 30, 2007 (unaudited)	F-43

Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2007 (unaudited)	F-45

Notes to Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2007 (unaudited)	F-48

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006 (unaudited)	F-52

Notes to Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006 (unaudited)	F-55

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Jack Potts
Name:	Jack Potts
Title:	Principal Accounting Officer

Date:  April 2, 2008

2

SunTrust Banks, Inc.

On December 10, 2007, we purchased fee simple interests in a portfolio of properties known as the SunTrust Bank Portfolio, consisting of 210 single tenant retail banking facilities, seven office buildings and one data center.  The properties’ only tenant is an affiliate of SunTrust Banks, Inc. (“STI”), which is subject to net leases in which all the non-financial operating and holding costs of the properties are transferred to the tenant.  We have provided selected financial and operating data below for STI.  STI’s full financial statements have been publicly filed with the Securities and Exchange Commission.  The selected financial and operating data below has been extracted from STI’s December 31, 2006 Financial and Operational Results.

SELECTED FINANCIAL DATA
(Dollars in millions, except per share and other data)
	2006	2005	2004
Summary of Operations
Interest, fees, and dividend income	$9,792.0	$7,731.3	$5,218.4
Interest expense	5,131.6	3,152.3	1,533.2
Net interest income	4,660.4	4,579.0	3,685.2
Provision for loan losses	262.5	176.9	135.6
Net interest income after provision for loan losses	4,397.9	4,402.1	3,549.6
Noninterest income	3,468.4	3,155.0	2,604.4
Noninterest expense	4,879.9	4,690.7	3,897.0
Income before provision for income taxes	2,986.4	2,866.4	2,257.0
Provision for income taxes	869.0	879.2	684.1
Net income	2,117.4	1,987.2	1,572.9
Preferred stock dividends	7.7	-	-
Net income available to common shareholders	$2,109.7	$1,987.2	$1,572.9
Net interest income-FTE	$4,748.4	$4,654.5	$3,743.6
Total revenue-FTE	8,216.8	7,809.5	6,348.0

Net income per average common share
Diluted	$5.82	$5.47	$5.19
Diluted, excluding merger expense	5.82	5.64	5.25
Basic	5.87	5.53	5.25
Dividends paid per average common share	2.44	2.20	2.00
Selected Average Balances
Total assets	$180,315.1	$168,088.8	$133,754.3
Earning assets	158,428.7	146,639.8	117,968.8
Loans	119,645.2	108,742.0	86,214.5
Consumer and commercial deposits	97,175.3	93,355.0	77,091.5
Brokered and foreign deposits	26,490.2	17,051.5	10,041.4
Total shareholders’ equity	17,546.7	16,526.3	11,469.5
As of December 31
Total assets	$182,161.6	$179,712.8	$158,869.8
Earning assets	159,063.8	156,640.9	137,813.4
Loans	121,454.3	114,554.9	101,426.2
Allowance for loan and lease losses	(1,044.5)	(1,028.1)	(1,050.0)
Consumer and commercial deposits	99,775.9	97,572.4	92,109.7
Brokered and foreign deposits	24,245.7	24,480.8	11,251.6
Long-term debt	18,992.9	20,779.2	22,127.2
Total shareholders’ equity	17,813.6	16,887.4	15,986.9
Financial Ratios and Other Data
Return on average total assets	1.17	1.18	1.18

SunTrust Banks, Inc.

On December 10, 2007, we purchased fee simple interests in a portfolio of properties known as the SunTrust Bank Portfolio, consisting of 210 single tenant retail banking facilities, seven office buildings and one data center.  The properties’ only tenant is an affiliate of SunTrust Banks, Inc. (“STI”), which is subject to net leases in which all the non-financial operating and holding costs of the properties are transferred to the tenant.  We have provided selected financial and operating data below for STI.  STI’s full financial statements have been publicly filed with the Securities and Exchange Commission.  The selected financial and operating data below has been extracted from STI’s September 30, 2007 and 2006 Financial and Operational Results.

SELECTED FINANCIAL DATA
(Dollars in millions, except per share and other data)	Nine Months ended
	September 2007	September 2006
Summary of Operations
Interest, fees, and dividend income	$7,587.2	$7,227.3
Interest expense	4,035.2	3,728.1
Net interest income	3,552.0	3,499.2
Provision for loan losses	308.1	146.7
Net interest income after provision for loan losses	3,243.9	3,352.5
Noninterest income	2,852.7	2,585.8
Noninterest expense	3,778.4	3,646.1
Income before provision for income taxes	2,318.2	2,292.2
Provision for income taxes	695.3	681.1
Net income	1,622.9	1,611.1
Preferred stock dividends	22.4	-
Net income available to common shareholders	$1,600.5	$1,611.1
Net interest income-FTE	$3,627.5	$3,563.3
Total revenue-FTE	6,480.2	6,149.1

Net income per average common share
Diluted	$4.52	$4.42
Diluted, excluding gain on sale of Coke stock	4.11	4.42
Basic	4.57	4.46
Dividends paid per average common share	2.19	1.83
Selected Average Balances
Total assets	$178,693.6	$179,631.7
Earning assets	156,438.9	157,860.4
Loans	119,738.9	119,066.0
Consumer and commercial deposits	97,471.4	96,711.0
Brokered and foreign deposits	23,925.4	26,613.6
Total shareholders’ equity	17,732.3	17,341.6
As of September 30,
Total assets	$175,857.2	$182,161.6
Loans	120,748.4	121,454.3
Allowance for loan and lease losses	(1,093.7)	(1,044.5)
Consumer and commercial deposits	98,834.1	99,775.9
Brokered and foreign deposits	17,025.7	24,245.7
Long-term debt	22,661.4	18,992.9
Total shareholders’ equity	17,907.2	17,813.6
Financial Ratios and Other Data
Return on average total assets	1.21	1.20%

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Balance Sheets

(Dollar amounts in thousands)

Assets

	September 30, 2007	December 31, 2006
	(unaudited)	(audited)
Assets:
Investment properties:
Land	$766,584	$332,113
Building and other improvements	3,968,148	1,913,794
Construction in progress	131,481	-

	4,866,213	2,245,907
Less accumulated depreciation	(116,660)	(38,983)

Net investment properties	4,749,553	2,206,924

Cash and cash equivalents (including cash held by management company of $25,573 and $4,118 as of September 30, 2007 and December 31, 2006, respectively)	879,476	302,492
Restricted cash (Note 2)	16,101	41,387
Restricted escrow (Note 2)	20,128	22,415
Investment in marketable securities (Note 5)	299,232	143,444
Investment in unconsolidated entities (Note 1)	263,037	15,683
Accounts and rents receivable (net of allowance of $1,246 and $605 as of September 30, 2007 and December 31, 2006, respectively)	34,075	14,294
Notes receivable (Note 4)	258,027	53,152
Due from related parties (Note 3)	257	88
Acquired in-place lease intangibles (net of accumulated amortization of $47,580 and $13,727 as of September 30, 2007 and December 31, 2006, respectively)	318,731	205,853
Acquired above market lease intangibles (net of accumulated amortization of $2,243 and $583 as of September 30, 2007 and December 31, 2006, respectively)	13,360	8,333
Loan fees and leasing commissions (net of accumulated amortization of $2,369 and $559 as of September 30, 2007 and December 31, 2006, respectively)	23,142	16,109
Other assets (Note 9)	47,688	9,863

Total assets	$6,922,807	$3,040,037

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Balance Sheets
(continued)

(Dollar amounts in thousands)

Liabilities and Stockholders’ Equity

	September 30, 2007	December 31, 2006
	(unaudited)	(audited)
Liabilities:
Mortgages, notes and margins payable (Note 8)	$2,108,961	$1,107,113
Accounts payable	19,498	3,109
Accrued offering costs to related parties	3,184	3,557
Accrued offering costs to non-related parties	1,878	1,832
Accrued interest payable	1,982	941
Tenant improvement payable	2,092	2,667
Accrued real estate taxes	30,504	9,035
Distributions payable	24,887	8,099
Security deposits	3,004	1,587
Prepaid rental and recovery income and other liabilities	31,528	15,925
Acquired below market lease intangibles (net of accumulated amortization of $2,869 and $1,011 as of September 30, 2007 and December 31, 2006, respectively)	41,372	21,000
Restricted cash liability (Note 2)	16,101	41,387
Other financings (Note 1)	59,773	47,762
Due to related parties (Note 3)	7,666	2,390
Deferred income tax liability (Note 9)	1,506	1,393

Total liabilities	2,353,936	1,267,797

Minority interest (Note 1)	288,113	288,299

Stockholders’ equity:
Preferred stock, $.001 par value, 40,000,000 shares authorized, none outstanding	-	-
Common stock, $.001 par value, 1,460,000,000 shares authorized, 496,849,473 and 168,620,150 shares issued and outstanding as of September 30, 2007 and December 31, 2006, respectively	497	169
Additional paid in capital (net of offering costs of $508,337 and $178,012 as of September 30, 2007 and December 31, 2006, of which $483,739 and $159,357 was paid or accrued to affiliates as of September 30, 2007 and December 31, 2006, respectively)	4,446,907	1,504,503
Accumulated distributions in excess of net income (loss)	(150,743)	(41,201)
Accumulated other comprehensive income (loss)	(15,903)	20,470

Total stockholders’ equity	4,280,758	1,483,941

Commitments and contingencies (Note 12)

Total liabilities and stockholders’ equity	$6,922,807	3,040,037

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income
(Dollar amounts in thousands, except per share amounts)

	Three months	Three months	Nine months	Nine months
	ended	ended	ended	ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Income:
Rental income	$76,694	$28,047	$191,811	$62,069
Tenant recovery income	15,440	6,382	41,144	11,040
Other property income	2,587	698	11,527	845
Lodging income	46,883	-	46,883	-

Total income	141,604	35,127	291,365	73,954
Expenses:
General and administrative expenses to related parties	1,707	811	4,624	1,977
General and administrative expenses to non-related parties	4,417	485	9,088	1,835
Property and lodging operating expenses to related parties	4,606	1,466	11,046	2,946
Property operating expenses to non-related parties	12,646	4,833	30,629	7,521
Lodging operating expenses	27,224	-	27,224	-
Real estate taxes	12,176	3,319	27,393	6,273
Depreciation and amortization	50,857	13,546	113,771	30,495
Business manager management fee	4,500	1,200	9,000	1,200

Total expenses	118,133	25,660	232,775	52,247

Operating income	$23,471	$9,467	$58,590	21,707

Interest and dividend income	26,949	6,343	64,922	13,221
Other income (loss)	(205)	(388)	254	227
Interest expense	(34,264)	(9,566)	(73,165)	(18,814)
Equity in earnings (loss) of unconsolidated entities	2,647	(170)	3,398	1,990
Impairment of investment in unconsolidated entities	(5,109)	-	(5,109)	-
Realized gain on investment securities, net	7,451	1,351	12,604	1,973

Income before income taxes and minority interest	$20,940	$7,037	$61,494	$20,304

Income tax benefit (expense) (Note 9)	(1,685)	104	(2,303)	(1,558)
Minority interest	(2,284)	(6,687)	(7,078)	(19,119)

Net income (loss) applicable to common shares	$16,971	$454	$52,113	$(373)

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income
(Dollar amounts in thousands, except per share amounts)

	Three months	Three months	Nine months	Nine months
	ended	ended	ended	ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Other comprehensive income:
Unrealized gain (loss) on investment securities	(6,378)	9,688	(27,243)	9,377
Reversal of unrealized (gain) loss to realized gain (loss) on investment securities	(12,636)	32	(9,130)	(137)

Comprehensive income (loss)	$(2,043)	$10,174	$15,740	$8,867
Net income (loss) available to common shareholders per common share, basic and diluted	$.04	$.01	$.15	$(.01)
Weighted average number of common shares outstanding, basic and diluted	473,803,752	76,848,460	353,783,448	47,631,587

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statement of Stockholders’ Equity

(Dollar amounts in thousands)

For the nine month period ended September 30, 2007

(unaudited)

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Distributions in excess of Net Income (Loss)	Accumulated Other Comprehensive Income (Loss)	Total

Balance at December 31, 2006	168,620,150	169	1,504,503	(41,201)	20,470	1,483,941

Net income applicable to common shares	-	-	-	52,113	-	52,113
Unrealized loss on investment securities	-	-	-	-	(27,243)	(27,243)
Reversal of unrealized (gain) loss to realized gain (loss) on investment securities	-	-	-	-	(9,130)	(9,130)

Distributions declared	-	-	-	(161,655)	-	(161,655)
Proceeds from offering	319,975,645	320	3,192,862	-	-	3,193,182
Offering costs	-	-	(330,325)	-	-	(330,325)
Proceeds from distribution reinvestment program	9,021,332	9	85,697	-	-	85,706
Shares repurchased	(767,654)	(1)	(7,100)	-	-	(7,101)
Issuance of stock options and discounts on shares issued to affiliates	-	-	1,270	-	-	1,270

Balance at September 30, 2007	496,849,473	497	4,446,907	(150,743)	(15,903)	4,280,758

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Nine months ended	Nine months ended
	September 30, 2007	September 30, 2006
	(unaudited)	(unaudited)
Cash flows from operations:
Net income (loss) applicable to common shares	$52,113	$(373)
Adjustments to reconcile net income (loss) applicable to common shares to net cash provided by operating activities:
Depreciation	77,677	23,149
Amortization	34,432	7,282
Amortization of loan fees	5,251	332
Amortization on acquired above market leases	1,686	220
Amortization on acquired below market leases	(1,858)	(834)
Amortization of mortgage discount	1,074	50
Straight-line rental income	(8,636)	(2,770)
Straight-line rental expense	54	49
Other expense (income)	(111)	33
Minority interests	7,078	19,119
Equity in loss (earnings) of unconsolidated entities	(3,398)	(1,990)
Distributions from unconsolidated entities	4,198	833
Impairment of investment in unconsolidated entities	5,109	-
Discount on shares issued to affiliates	1,270	145
Realized gain on investments in securities, net	(12,604)	(1,973)
Changes in assets and liabilities:
Accounts and rents receivable	(8,317)	(5,451)
Accounts payable	3,104	421
Other assets	(4,828)	26
Accrued real estate taxes	5,804	6,025
Accrued interest payable	(26)	47
Prepaid rental and recovery income	6,501	(1,351)
Other liabilities	(6,995)	287
Deferred income tax liability	113	1,558
Security deposits	137	12

Net cash flows provided by operating activities	158,828	44,846

Cash flows from investing activities:
Purchase of Winston Hotels	(532,022)	-
Purchase of investment securities	(254,672)	(126,676)
Sale of investment securities	75,115	16,596
Restricted escrows	1,692	1,763
Rental income under master leases	341	157
Acquired in-place lease intangibles	(147,189)	(108,262)
Tenant improvement payable	(1,666)	(1,340)
Purchase of investment properties	(1,723,171)	(574,799)
Acquired above market leases	(6,713)	(5,961)
Acquired below market leases	22,230	14,818
Investment in development projects	(123,891)	-
Investment in unconsolidated joint ventures	(221,661)	-
Payment of leasing fees	(1,348)	-
Funding of notes receivable	(207,049)	(41,477)
Payoff of notes receivable	19,326	-
Other assets	(10,839)	(5,946)

Net cash flows used in investing activities	(3,111,517)	(831,127)

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(continued)

(Dollar amounts in thousands)

	Nine months ended	Nine months ended
	September 30, 2007	September 30,2006
	(unaudited)	(unaudited)

Cash flows from financing activities:
Proceeds from offering	3,193,181	838,146
Shares repurchased	(7,101)	-
Payment of offering costs	(330,651)	(87,038)
Proceeds from mortgage debt and notes payable	694,347	319,395
Payoffs of mortgage debt	(20,194)	-
Principal payments of mortgage debt	(552)	(371)
Proceeds from margin securities debt	73,857	47,122
Payment of loan fees and deposits	(10,577)	(12,510)
Distributions paid, net of distributions reinvested	(59,161)	(6,303)
Distributions paid – MB REIT	(8,583)	(24,167)
Due from related parties	(169)	451
Due to related parties	5,276	(6,708)
Proceeds of issuance of preferred shares and common shares – MB REIT	-	40,125
Sponsor advances	-	(3,081)

Net cash flows provided by financing activities	3,529,673	1,105,061

Net increase in cash and cash equivalents	576,984	318,780
Cash and cash equivalents, at beginning of period	302,492	37,129

Cash and cash equivalents, at end of period	$879,476	$355,909

Supplemental disclosure of cash flow information:

Purchase of investment properties	$(1,793,991)	$(875,702)
Tenant improvement liabilities assumed at acquisition	1,091	4,536
Real estate tax liabilities assumed at acquisition	12,479	600
Security deposit liabilities assumed at acquisition	1,280	695
Assumption of mortgage debt at acquisition	43,364	245,375
Mortgage discount recorded at acquisition	-	(2,937)
Asset retirement obligation liability recorded at acquisition	-	8,919
Assumption of lender held escrows at acquisition	595	(4,047)
Other financings	12,011	47,762

	(1,723,171)	(574,799)

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Nine months ended	Nine months ended
	September 30, 2007	September 30, ,2006
	(unaudited)	(unaudited)

Purchase of Winston Hotels	(842,963)	-
Assumption of mortgage debt at acquisition	209,952	-
Assumption of minority interest at acquisition	1,319	-
Cash assumed at acquisition	65,978	-
Net liabilities assumed at acquisition	33,692	-

	(532,022)	-

Cash paid for interest	$66,441	$18,165

Supplemental schedule of non-cash investing and financing activities:

Distributions payable	$24,887	$4,464

Accrued offering costs payable	$5,062	$2,108

Write off of in-place lease intangibles, net	$1,747	$62

Write off of building and other improvements	$-	$180

Write off of above market lease intangibles, net	$185	$-

Write off of below market lease intangibles, net	$40	$-

Write off of loan fees	$3	$-

Discount on shares	$1,268	$-

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

The accompanying Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.  Readers of this Quarterly Report should refer to the audited financial statements of Inland American Real Estate Trust, Inc. for the year ended December 31, 2006, which are included in the Company’s 2006 Annual Report on Form 10-K, as certain footnote disclosures contained in such audited financial statements have been omitted from this Report.  In the opinion of management, all adjustments (consisting of normal recurring accruals, except as otherwise noted) necessary for a fair presentation have been included in this Quarterly Report.

 (1)  Organization

Inland American Real Estate Trust, Inc. (the “Company”) was formed on October 4, 2004 (inception) to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family (both conventional and student housing), office, industrial and lodging properties, located in the United States and Canada.  The Business Management Agreement (the “Agreement”) provides for Inland American Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Company’s sponsor, to be the business manager to the Company.  On August 31, 2005, the Company commenced an initial public offering (the “Initial Offering”) of up to 500,000,000 shares of common stock (“Shares”) at $10.00 each and the issuance of 40,000,000 shares at $9.50 each which may be distributed pursuant to the Company’s distribution reinvestment plan.  On August 1, 2007, the Company commenced a second public offering  (the “Second Offering”) of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to the distribution reinvestment plan.

The Company is qualified and has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2005.  Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes 90% of its REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain) to its stockholders.  If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company has elected to treat certain of its consolidated subsidiaries, and may in the future elect to treat newly formed subsidiaries, as taxable REIT subsidiaries pursuant to the Internal Revenue Code. Taxable REIT subsidiaries may participate in non-real estate related activities and/or perform non-customary services for tenants and are subject to Federal and State income tax at regular corporate tax rates. The Company’s hotels are leased to certain of the Company’s taxable REIT subsidiaries. Lease revenue from these taxable REIT subsidiaries and its wholly-owned subsidiaries is eliminated in consolidation.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries and consolidated joint venture investments.  Wholly owned subsidiaries generally consist of limited liability companies (LLCs) and limited partnerships (LPs).  The effects of all significant intercompany transactions have been eliminated.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

Consolidated entities

Minto Builders (Florida), Inc.

The Company has an ownership interest in Minto Builders (Florida), Inc. (“MB REIT”).  MB REIT is not considered a VIE as defined in FASB Interpretation No. 46R (Revised 2003): “Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51” (“FIN 46(R)”), however the Company has a controlling financial interest in MB REIT, has the direct ability to make major decisions for MB REIT through its voting interests, and holds key management positions in MB REIT.  Therefore this entity is consolidated by the Company and the outside ownership interests are reflected as minority interests in the accompanying Consolidated Financial Statements.

Utley Residential Company L.P.

Prior to May 18, 2007 the Company had an ownership interest of 90% in an LLC which holds the ground lease rights on land that is being developed as student housing for the University of Pennsylvania (“Inland American Penn”).  This entity was not consolidated by the Company prior to May 18, 2007 and the equity method of accounting was used to account for this investment.  On May 18, 2007, the Company’s wholly-owned subsidiary, Inland American Communities Group, Inc. (“Communities”), entered into a purchase agreement with Utley Residential Company, L.P. (“Utley”).  Pursuant to the purchase agreement, Communities purchased the assets of Utley related to the development of conventional and student housing for approximately $23,100.  Pursuant to the purchase agreement, Communities acquired certain assets of Utley, including its existing pipeline of student and conventional multi-family housing development projects and workforce in place related to Utley’s development business. Additionally, as part of the transaction, a wholly-owned subsidiary of Communities acquired the remaining interests in Inland American Penn.

Communities will pay the purchase price to Utley in three separate cash payments, the first $13,100 of which was paid upon closing.  Communities will pay the next $5,000 payment to Utley on the latter of the first day after the first anniversary of the closing date or the date on which Utley has presented development projects with aggregate development costs of $360,000 to Communities’ investment committee that either (1) have been approved by the committee or (2) have been rejected by the committee, but that satisfy certain investment criteria, subject to certain limitations.  Communities will pay the final $5,000 payment to Utley on the latter of the first day after the second anniversary of the closing date or the date on which Utley has presented development projects with aggregate development costs of $480,000 to Communities’ investment committee that either (y) have been approved by the committee or (z) have been rejected by the committee, but that satisfy certain investment criteria, subject to certain limitations.  These payments will be forfeited if not paid by the third anniversary of the closing date. The Company has guaranteed the payment of the first and second $5,000 payments by Communities to Utley and the limited partners, subject to the performance standards being satisfied.

Winston Acquisition

On July 1, 2007, the Company completed a merger with Winston Hotels, Inc., referred to herein as “Winston,” in which the Company purchased 100% of the outstanding shares of common stock and Series B preferred stock of Winston.  The transaction values Winston at approximately $841,644, which includes (i) the purchase of 100% of the outstanding shares of common stock of Winston  for $15.00 per share or $441,200, (ii) the purchase of the Series B preferred stock of Winston at $25.38 per share in cash, plus the accrued and unpaid dividends for $95,200, (iii) the purchase of 100 units of partnership interest in WINN Limited Partnership, the operating partnership of Winston for $19,500, (iv) an acquisition fee to the Business Manager of $19,793, (v) an $20,000 merger termination fee and reimbursement of expenses to Och-Ziff (vi) professional fees and other transactional costs of $2,307, (vii) the assumption of $209,952 of Winston’s outstanding debt and (viii) the assumption of $33,692 of accounts payable and accrued liabilities.  Certain amounts stated above and the allocation of the purchase price to assets and liabilities related to the Winston acquisition are based on management’s best estimate, which are subject to adjustment within one year of the closing date of July 1, 2007.

The following unaudited condensed pro forma financial information is presented as if the acquisition of Winston had been consummated and leased as of January 1, 2006. The following unaudited condensed pro forma financial information is not necessarily indicative of what actual results of operations of the Company would have been assuming the acquisitions had been consummated and the hotels had been leased at the beginning of January 1, 2006 for the respective periods presented, nor does it purport to represent the results of operations for future periods.

	Proforma	Proforma	Proforma	Proforma
	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006

Total income	$141,604	$83,027	$386,914	$208,484

Net income (loss)	$16,971	$3,617	$40,990 (1)	$(306)

Net income (loss) available to common shareholders per common share	$.04	$.05	$.12	$(.01)

(1)

this proforma net income includes certain historical Winston expenses related to non-recurring expenses of $3,882 for an extinguishment of debt, $5,322 for a loss on sale of note receivable and $10,793 of merger-related general and administrative expenses, which result in an effect of approximately $(.06) per share.

The Company’s wholly owned indirect subsidiary, Inland American Winston Hotels, Inc., is the surviving entity of this merger.  A holding company, Inland American Lodging Group, Inc., owns 100% of the stock of the lodging subsidiary, including the 100 partnership units of WINN.

The Company has two taxable REIT subsidiaries, Barclay Hospitality Services Inc. (“Barclay Hospitality”) and Barclay Holding, Inc. (“Barclay Holding”) (collectively, “Barclay”).  As a REIT, the Company generally cannot operate hotels.  The Company’s taxable REIT subsidiaries engage hotel management companies to operate the hotels under management contracts.  The Company’s third-party managers under management agreements have direct control of the daily operations of its hotels. As of September 30, 2007, Alliance Hospitality Management, LLC managed thirty-seven of the Company’s forty-four hotels, Marriott International managed six hotels, and Promus Hotels, Inc., an affiliate of Hilton Hotels Corporation, managed one hotel.

Winston Consolidated entities

Through the acquisition of Winston, the Company acquired an interest in a joint venture, Gateway Hotel Associates, LLC (“Gateway”), with DeHoff Development Company that owns a 121-room Hilton Garden Inn.  The Company currently owns a 41.7% interest in both Gateway, which owns the hotel, and Gateway Hotel Associates Lessee, LLC, which leases the hotel from Gateway.  In addition, the Company has made a preferred equity investment of $2,200 in Gateway.  The Company’s preferred investment bears interest at 30-day LIBOR plus 11% per annum. Gateway is not considered a VIE as defined in FIN 46(R), however the Company has a controlling financial interest and the ability to control Gateway as managing member. Therefore, this entity is consolidated by the Company and the outside interests are reflected as minority interests in the accompanying Consolidated Financial Statements.

Through the acquisition of Winston, the Company acquired an interest in a joint venture, 131 East Redwood LLC (“Redwood”), with Redwood Center, LLC and Chevron TCI, Inc.  The Company currently owns a 0.1% interest in the joint venture.  Redwood leases the Hampton Inn & Suites Baltimore Inner Harbor hotel in Maryland from the Company.   Excluding a priority payment and administrative fee totaling $120 per year payable to Chevron, TCI, Inc., the Company receives nearly all of the remaining net operating results from the operations of the hotel.  Redwood is considered a VIE as defined in FIN 46(R), and the Company is considered the primary beneficiary of Redwood. Therefore, this entity is consolidated by the Company and the outside interests are reflected as minority interests in the accompanying Consolidated Financial Statements.

Through the acquisition of Winston, the Company acquired an interest in a joint venture, Winston Kansas City, LP (“Kansas City”), with U.S. Bancorp Community Development Corporation (“US Banc”)  a 123-room Courtyard by Marriott hotel.   The Company currently owns a 0.21% interest in Kansas City, which owns the hotel, and a 100% interest in Barclay Holding, which leases the hotel from Kansas City.  Excluding a 2% priority payment return on US Banc’s investment, substantially all of the profit or loss generated by the joint venture is allocated to the Company.   Kansas City is not considered a VIE as defined in FIN 46(R), however the Company has a controlling financial interest and the ability to control Kansas City as managing member. Therefore, this entity is consolidated by the Company and the outside interests are reflected as minority interests in the accompanying Consolidated Financial Statements.

Village at Stonebriar LLC

On July 9, 2007, the Company, through a wholly owned subsidiary, entered into an agreement with third parties (together referred to herein as the “Class A Members”) to form a joint venture to be known as the Village at Stonebriar LLC (“Stonebriar”).  Stonebriar acquired two tracts of land located in Plano, Texas, and intends to develop and construct a commercial retail shopping center on that land in three phases.  The total cost of acquiring and developing the land is expected to be approximately $55,000 for the first two phases of the project, and approximately $66,000 for the third phase of the project. Stonebriar has entered into an approximately $59,800 loan with an unaffiliated thirty party to fund the costs of acquiring and developing the first two phases of the project.  This loan bears interest based on a floating rate of thirty-day LIBOR plus 200 basis points per annum and matures on September 10, 2010.

As of September 30, 2007, the Company had contributed $20,000 to Stonebriar.  The Company may be required to contribute an additional $11,300 to the Stonebriar if the Class A Members determine that an additional contribution is necessary to complete the project.  The Class A Members have contributed their rights, title and interest related to this development project.

The Company’s capital contribution will entitle it to a preferred distribution equal to 12% per annum.  After the Company has received its preferred distribution and each member has been repaid in connection with any loans that it made to the venture, each of the Class A Members will receive 50% of the remaining net cash from the venture’s operations.  Stonebriar is considered a VIE as defined in FIN 46R, and the Company is considered the primary beneficiary of Stonebriar.  Therefore, this entity is consolidated by the Company and the outside interests are reflected as minority interests in the accompanying Consolidated Financial Statements.

Stone Creek Crossing, L.P.

On September 24, 2007, the Company, through a wholly owned subsidiary, entered into an agreement with Direct Retail, L.L.C. (referred to herein as “Direct Retail”) to form “Stone Creek Crossing GP, L.L.C.,” referred to herein as the “general partner.”  Also on September 24, 2007, the general partner, the Company’s subsidiary and S&D Investments 06-4, J.V., an unaffiliated third party (referred to herein as “S&D”), entered into an agreement to form a joint venture to be known as “Stone Creek Crossing, L.P.”  The purpose of the venture is to acquire certain land located in San Marcos, Texas and then to develop and construct a commercial real estate shopping center on that land in two phases.  The venture has a term of ten years.

The total cost of acquiring and developing the land is expected to be approximately $76,100 for both phases of the project. On October 1, 2007, the Company contributed $25,762, or 100% of the capital, to the venture.  Also on October 1, 2007, the venture entered into an approximately $38,600 loan with an unaffiliated third party to fund another portion of the development costs.  This loan bears interest based on a floating rate of thirty-day LIBOR plus 225 basis points per annum, equal to an effective interest rate of 7.37% as of October 1, 2007, and matures on October 1, 2010.  The venture anticipates funding the remaining costs to develop the property by selling certain parcels of the land as well as certain site work reimbursements from Target Corporation and J.C. Penny Properties, Inc.

The venture is required to pay the Company a 11% cumulative return on our capital contribution until the aggregate capital contribution has been reduced to zero; and thereafter, to S&D. The general partner will manage the business of the venture, and all of the individual management duties have been specifically delegated to Direct Retail, except for major decisions.

Other

The Company has ownership interests of 67% to 80% in LLCs which own eleven shopping centers.  These entities are considered VIEs as defined in FIN 46(R), and the Company is considered the primary beneficiary of each LLC.  Therefore, these entities are consolidated by the Company.  The LLC agreements contain a put/call provision which grants the right to the outside owners and the Company to require the LLCs to redeem the ownership interests of the outside owners during future periods. These put/call agreements are embedded in the LLC agreement and are accounted for in accordance with EITF 00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.”  Because the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLCs are treated as 100% owned subsidiaries by the Company with the amount due the outside owners reflected as a financing and included within other financings in the accompanying Consolidated Financial Statements.  Interest expense is recorded on these liabilities in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

Unconsolidated entities

Under the equity method of accounting, the net equity investment of the Company and the Company’s share of net income or loss from the unconsolidated entity are reflected on the consolidated balance sheets and the consolidated statements of operations.

Net Lease Strategic Assets Fund L.P.

On August 10, 2007, the Company entered into a newly-formed joint venture with The Lexington Master Limited Partnership (“LMLP”) and LMLP GP LLC, each an affiliate of Lexington Realty Trust (NYSE: “LXP”), referred to herein as “Lexington,” to form Net Lease Strategic Assets Fund L.P. (“Net Lease”).  The purpose of the joint venture is to acquire a diverse portfolio of properties, including office and industrial buildings, call centers and manufacturing properties. The venture will have a term of seven years, subject to a two-year extension.  As of September 30, 2007, the Company had not made any contribution to the venture.

On November 5, 2007, the Company and Lexington, agreed to amend certain terms of Net Lease.  Under the amended terms of the venture, the Company initially will contribute approximately $250,000 to the venture and LMLP will contribute approximately $3,000 for capital expenditures.  Net Lease intends to acquire fifty-three primarily single-tenant net leased assets from Lexington and its subsidiaries, referred to herein as the “Initial Properties,” for an aggregate purchase price of $940,000 (including the assumption of non-recourse first mortgage financing totaling $450,100 secured by certain of the assets). The Initial Properties contain an aggregate of more than eight million net rentable square feet, and are located in twenty-eight states. The Company and LMLP intend to invest an additional $127,500 and $22,500, respectively, in the venture to acquire additional specialty single-tenant “triple-net” leases generally with ten year average remaining terms.  A “triple-net” lease is a lease requiring the tenant to pay, in addition to rent, all taxes, insurance and maintenance expenses that arise from use of the property. Assuming mortgage financing of 70% of acquisition cost, the venture anticipates acquiring up to $1,400,000 of assets during the investment period.  The purchase of each of the Initial Properties is subject to satisfaction of conditions precedent to closing, including obtaining certain consents and waivers, the continuing financial solvency of the tenants and certain other customary conditions. Accordingly, there is no assurance that these acquisitions will be completed by the venture.  If the venture does not complete the acquisitions of the Initial Properties, the Company will not make its initial contribution. In lieu of the venture negotiating with third party lenders to borrow or assume additional monies to purchase the Initial Properties, LMLP also will contribute an amount not to exceed $216,200 toward the acquisition of the Initial Properties in exchange for a preferred equity interest in the venture.  As the Initial Properties are refinanced or sold, the venture will pay LMLP an amount equal to 125% of its preferred equity contribution allocated to that asset until the entire amount allocated to that asset has been repaid, provided that any unpaid portion of our 9% preferred return first is paid to us.  Any portion of LMLP’s preferred equity contribution that remains outstanding after the sale or refinancing of the Initial Properties is required to be repaid on November 5, 2017.

The Company’s investment of $250,000 will entitle us to a preferred dividend equal to 9% per annum, paid quarterly.  After the Company has received its preferred dividend, LMLP will be entitled to receive (1) a 6.5% return on its preferred equity contribution, (2) a 9% return on all other contributions, which for these purposes are equal to its $22,500 investment plus 15% of the equity value of any asset contributed to the venture and (3) preferred distributions until the point at which the entire amount of its preferred equity is redeemed.  Next, the Company and LMLP, respectively, will be entitled to receive distributions until the point at which the Company has received distributions equal to the amount of capital the Company has invested (excluding, with respect to LMLP, its preferred equity contribution), which will include any acquisition fees that the Company has paid.  After the capital has been returned, the Company and LMLP will be entitled to certain incentive distributions.

The general partner of the venture, LMLP GP LLC, will manage the day-to-day operations of the venture.  However, certain “major decisions,” such as: acquiring any assets other than the Initial Properties; selling or disposing of any asset in which the venture holds a direct or indirect interest, except in accordance with the right of first offer and buy/sell provisions discussed below; financing or refinancing any asset in which the venture holds a direct or indirect interest, or incurring debt secured by these assets; or winding up or dissolving the venture, will require the approval of four members of the venture’s executive committee, which is comprised of three members designated by LMLP and two members designated by the Company.

The venture will pay Inland Mortgage Brokerage Corporation, an affiliate of our Business Manager (“IMBC”), a debt placement fee in connection with obtaining first mortgage financing secured by certain of the venture’s assets.   The debt placement fee paid to IMBC will be equal to 0.20% of the original principal amount of each first mortgage financing secured by an asset less any other fees the venture is required to pay to a mortgage broker for obtaining the financing.

If the venture does not complete the acquisition of at least thirty-five of the Initial Properties by March 1, 2008, the venture will be dissolved and any properties owned by the venture at that time will be sold, and the proceeds distributed as described above.

If, during the term of the venture, the Company or LMLP desire to sell its interest in the venture or cause the venture to sell a certain asset, the Company or LMLP, as the case may be, must first offer the interest or asset to the other partner, and, if the other partner does not accept the terms and price offered, the Company or LMLP may sell the interest or asset to a third party for on terms equal to or greater than those offered to the other partner.  Similarly, the Company or LMLP may offer to purchase from the other partner certain or all of the venture’s assets in accordance with specific provisions forth in the venture agreement.

Cobalt Industrial REIT II

On June 29, 2007, the Company entered into a shareholders agreement with Cobalt Industrial REIT II, referred to herein as “Cobalt”, a private REIT, and an affiliate of Cobalt Capital Partners, L.P., referred to herein as “Cobalt Partners”. Cobalt acquires, develops and redevelops industrial properties located in major metropolitan markets in the United States. Under the shareholders agreement the Company has committed to invest, over a thirty-month period through a wholly-owned subsidiary, Inland American Cobalt Investors, L.L.C., up to $149,000 in shares of common beneficial interest. Cobalt Partners will manage Cobalt’s day-to-day affairs subject to the oversight of a “board of trust managers” comprised of seven members, including one member that the Company has the right to designate for election by Cobalt’s stockholders.

Cobalt was initially formed on December 22, 2006 by its advisor and other investors not including Inland American Cobalt Investors, L.L.C.  Cobalt intends to acquire its properties over a three-year period with the total duration not to exceed eight years plus two one-year extensions, referred to herein as the “Holding Period.”  The Company’s investment gives it the right to a preferred dividend equal to 9% per annum, as well as a preference in the event of any liquidation, dissolution or winding up of Cobalt.  Upon the expiration or earlier termination of the Holding Period, Cobalt and the Advisor will cause Cobalt to commence the orderly liquidation of the assets in accordance with the shareholders agreement.  Throughout the Holding Period, the Company will also have the right to dispose of its shares in accordance with the provision of the shareholders agreement.

Cobalt is not considered a VIE as defined in FIN 46(R), however, the Company does have significant influence over, but does not control, Cobalt.  The Company’s partner manages the day-to-day operations of the properties and holds key management positions.  Therefore, this entity is not consolidated by the Company and the equity method of accounting is used to account for this investment.  As of September 30, 2007, the Company invested $35,283 into Cobalt.

Lauth Investment Properties, LLC

On June 8, 2007, the Company entered into a joint venture agreement with Lauth Investment Properties, LLC, referred to herein as “LIP,” an affiliate of the Lauth Group, Inc., a privately held developer and contractor, to form LIP Holdings, LLC, or “LIP Holdings,” for the purpose of funding the development and ownership of up to $1,000,000 of real estate projects in the office, distribution, retail, healthcare and mixed-use markets.  Under the joint venture agreement, the Company will invest up to $253,000 in exchange for the Class A Participating Preferred Interests of LIP Holdings. An initial investment of $80,400 was made at closing to recapitalize eight stabilized properties to fund certain ongoing development projects.

The remainder of the initial proceeds will be used to fund several development projects that are in various stages of completion.  In addition, the Company anticipates making investments of up to $25,000 per quarter between now and December 31, 2008. The Company’s investment will entitle it to a preferred dividend, to be paid on a quarterly basis, equal to 9.5% per annum, as well as a preference in the event of any liquidation, dissolution or winding up of LIP Holdings.

LIP is not considered a VIE as defined in FIN 46(R), however the Company does have significant influence over, but does not control, LIP; therefore LIP is not consolidated by the Company and the equity method of accounting is used to account for this investment.  As of September 30, 2007, the Company invested $132,184 into LIP.

D.R. Stephens Institutional Fund, LLC

On April 27, 2007, the Company entered into a joint venture agreement with a venture known as the D. R. Stephens Institutional Fund, LLC (the “Fund”).  The Fund has been formed to acquire and redevelop or reposition industrial and research and development oriented properties located initially in the San Francisco Bay and Silicon Valley areas.  Under the joint venture agreement the Company will invest approximately $90,000 representing approximately 90% ownership.  The Company is entitled to a preferred return on its “unreturned capital contribution” equal to 8.5% per annum, on a cumulative basis, compounding quarterly prior to any distributions being paid to the joint venture partner.  The Fund will terminate no later than April 27, 2014 unless extended by the members, for not more than two successive one year periods.

The Fund is not considered a VIE as defined in FIN 46(R), however, the Company does have significant influence over, but does not control, the Fund.  The Company’s partner manages the day-to-day operations of the properties and holds key management positions.  Therefore, the Fund is not consolidated by the Company and the equity method of accounting is used to account for this investment.  As of September 30, 2007, the Company had invested $40,956 into the Fund.

Winston Unconsolidated Entities

Through the acquisition of Winston, the Company acquired an interest in a joint venture, New Stanley Associates, LLP (“Stanley”), with Stanley Holdings, LLC that owns the Stanley Hotel in Estes Park, CO.  The Company currently owns a 60% interest in both Stanley, which owns the hotel, and New Stanley Associates Lessee, LLC, which leases the hotel from Stanley.   Stanley is not considered a VIE as defined in FIN 46(R), however the Company does have significant influence over, but does not control, Stanley; therefore Stanley is not consolidated by the Company and the equity method of accounting is used to account for this investment.  As of September 30, 2007, the Company had invested $9,256 into Stanley.

Through the acquisition of Winston, the Company acquired an interest in a joint venture, Chapel Hill Hotel Associates, LLC (“Chapel Hill”), with Chapel Hill Investments, LLC.  The Company currently owns a 48.78% interest in both Chapel Hill, which owns the Chapel Hill, NC Courtyard by Marriott, and Chapel Hill Lessee Company, LLC, which leases the hotel.    The Company has also invested $1,150 in exchange for a preferred equity interest in Chapel Hill.  The Company’s preferred investment bears interest at 30-day LIBOR plus 5.885%.  Chapel Hill is not considered a VIE as defined in FIN 46(R), however the Company does have significant influence over, but does not control, Chapel Hill; therefore Chapel Hill is not consolidated by the Company and the equity method of accounting is used to account for this investment.  As of September 30, 2007, the Company had invested $9,529 into Chapel Hill.

Through the acquisition of Winston, the Company acquired an interest in a joint venture,  Marsh Landing Hotel Associates, LLC (“Marsh Landing”), with Marsh Landing Investments, LLC.   The Company currently owns a 49% interest in both Marsh Landing, which owns the Ponte Vedra, Florida Hampton Inn, and Marsh Landing Lessee Company, LLC, which leases the hotel from Marsh Landing. Marsh Landing is not considered a VIE as defined in FIN 46(R), however the Company does have significant influence over, but does not control, Marsh Landing; therefore Marsh Landing is not consolidated by the Company and the equity method of accounting is used to account for this investment.  As of September 30, 2007, the Company had invested $4,762 into Marsh Landing.

Through the acquisition of Winston, the Company acquired an interest in a joint venture, Jacksonville Hotel Associates, LLC (“Jacksonville”), with Skyline Hotel Investors, LLC (“Skyline”).  Jacksonville is building a 120-room Courtyard by Marriott in Jacksonville, FL for approximately $15,100.  Jacksonville plans to open the hotel in the fourth quarter of 2007.  The Company owns a 48% interest in both Jacksonville, which will own the 120-room Courtyard by Marriott, and Jacksonville Lessee Company, LLC, which will lease the hotel from Jacksonville.  Jacksonville is not considered a VIE as defined in FIN 46(R), however the Company does have significant influence over, but does not control, Jacksonville; therefore Jacksonville is not consolidated by the Company and the equity method of accounting is used to account for this investment.  As of September 30, 2007, the Company had invested $2,688 into Jacksonville.

On September 20, 2007, the Company entered into a joint venture agreement with CCC Homewood Hotel Investors to form Inland CCC Homewood Hotel LLC (“Homewood”).  The Company will have a 95% interest in Homewood.  Homewood has entered into a separate joint venture agreement, with B&B Hotel, LLC, to form Homewood Hotel Associates LLC (“Homewood Hotel”) for the purpose of developing a 111 room hotel in Homewood, Alabama.  Homewood will have an 83% interest in Homewood Hotel.  As of September, 30, 2007 Homewood Hotel has acquired a land parcel for future development of the hotel and the Company had invested $1,402 into Homewood. Homewood is not considered a VIE as defined in FIN 46(R), however the Company does have significant influence over, but does not control, Homewood; therefore Homewood is not consolidated by the Company and the equity method of accounting is used to account for this investment.

Feldman Mall Properties, Inc.

On April 10, 2007, the Company entered into an agreement to purchase up to 2,000,000 shares of series A preferred stock of Feldman Mall Properties, Inc. (NYSE: FMP) (“Feldman”), a self-administered and self-managed real estate investment trust that focuses on acquiring and renovating underperforming or distressed shopping malls.  Pursuant to the agreement with Feldman, the Company has agreed to purchase series A preferred stock at a price of $25.00 per share, for a total investment of $50,000.  The Company was required to purchase and did purchase 600,000 shares of the series A preferred stock by April 30, 2007.  The Company must purchase the remaining shares of the series A preferred stock by April 10, 2008.  As of September 30, 2007, the Company had purchased 600,000 shares of the Feldman series A preferred stock.

The series A preferred stock has no stated maturity and has a liquidation preference of $25.00 per share (the “Liquidation Preference”).  Distributions will accumulate at 6.85% of the Liquidation Preference, payable at Feldman’s regular distribution payment dates.  If approved by a vote of the majority of Feldman’s common stockholders, the Company may convert its shares of series A preferred stock, in whole or in part, into Feldman’s common stock after September 30, 2009, at an initial conversion ratio of 1:1.77305 (the “Conversion Rate” representing an effective conversion price of $14.10 per share of Feldman’s common stock).  Feldman has agreed to seek approval to convert the series A preferred stock into common stock. Furthermore, the series A preferred stock grants the Company one seat on the Board of Directors of Feldman. This investment is recorded in investment in unconsolidated entities on the Consolidated Balance Sheet and the preferred return is recorded in equity in earnings of unconsolidated entities on the Consolidated Statement of Operations.

Because the Company has the ability to significantly influence Feldman through a seat on the Board of Directors of Feldman, the Company’s investment in common stock of Feldman is retrospectively accounted for under the equity method of accounting. Such investment in common stock was previously accounted for as an investment in marketable securities. As a result of the retrospective application of the equity method to the investment in Feldman common shares, certain amounts as of December 31, 2006 were adjusted as follows: investment in marketable securities was decreased by $15,989, investment in unconsolidated entities was increased by $15,482, total assets decreased by $507, accumulated distributions in excess of net income (loss) was increased by $681, accumulated other comprehensive income was decreased by $1,188 and total stockholders’ equity decreased by $507. The 2006 amounts for the statement of operations and other comprehensive income were adjusted as follows: for the three and nine months ended September 30, 2006, interest and dividend income were decreased by $292 and $833 and the equity in earnings of unconsolidated entities was increased (decreased) by $(170) and $1,990, respectively, unrealized gain (loss) on investment securities was increased by $1,213 and $974, respectively, and net income (loss) applicable to common shares increased by $0.00 and $0.02, respectively.

Under Accounting Principles Board (APB) Opinion No. 18 (“The Equity Method of Accounting for Investments in Common Stock”), the Company evaluates its equity method investments for impairment indicators.  The valuation analysis considers the investment positions in relation to the underlying business and activities of the Company’s investment.  Based on recent net losses and declines in the common stock price of Feldman, the Company has recognized a $5,109 impairment loss on its investment in unconsolidated entities.

Insurance Captive

The Company is a member of a limited liability company formed as an insurance association captive (the “Insurance Captive”), which is owned in equal proportions by the Company and two other related REITs sponsored by the Company’s sponsor, Inland Real Estate Corporation and Inland Western Retail Real Estate Trust, Inc. and serviced by an affiliate of the Business Manager, Inland Risk and Insurance Management Services Inc.  The Insurance Captive was formed to initially insure/reimburse the members’ deductible obligations for the first $100 of property insurance and $100 of general liability insurance.  The Company entered into the Insurance Captive to stabilize its insurance costs, manage its exposures and recoup expenses through the functions of the captive program.  This entity is considered to be a VIE as defined in FIN 46(R) and the Company is not considered the primary beneficiary.  This investment is accounted for utilizing the equity method of accounting.

(2)  Summary of Significant Accounting Policies

The accompanying Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

The Company considers FASB Interpretation No. 46(R) (Revised 2003): “Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51” (“FIN 46(R)”), EITF 04-05: “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,” and SOP 78-9: “Accounting for Investments in Real Estate Ventures,” to determine the method of accounting for each of its partially-owned entities.  In instances where the Company determines that a joint venture is not a VIE, the Company first considers EITF 04-05.  The assessment of whether the rights of the limited partners should overcome the presumption of control by the general partner is a matter of judgment that depends on facts and circumstances. If the limited partners have either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partner without cause or (b) substantive participating rights, the general partner does not control the limited partnership and as such overcome the presumption of control by the general partner and consolidation by the general partner.

Certain reclassifications have been made to the 2006 financial statements to conform to the 2007 presentations.  In the opinion of management, all adjustments (consisting only of normal recurring adjustments, except as otherwise noted) necessary for a fair presentation of the financial statements for the interim periods have been made.

In accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” or SFAS No. 144, the Company performs an analysis to identify impairment indicators to ensure that the investment property’s carrying value does not exceed its fair value.  The valuation analysis performed by the Company is based upon many factors which require difficult, complex or subjective judgments to be made.  Such assumptions include projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economy, demographics, property location, capital expenditures and sales value among other assumptions to be made upon valuing each property.  This valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole.  Based upon the Company’s judgment, no impairment was warranted as of September 30, 2007.

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity.  All securities not included in trading or held-to-maturity are classified as available-for-sale. Investment in securities at September 30, 2007 and December 31, 2006 consists of common stock investments that are classified as available-for-sale securities and are recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary, results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. In accordance with Statement of Financial Accounting Standards No. 115 “Accounting for Certain Investments in Debt and Equity Securities,” or SFAS No. 115 and EITF 03-1, The Meaning of Other-than-temporary Impairment and Its Application to Certain Investments, for an impaired security the Company considers whether it has the ability and intent to hold the investment for a time sufficient to allow for any anticipated recovery in market value and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end and forecasted performance of the investee.

Notes receivable are considered for impairment in accordance with SFAS No. 114: Accounting by Creditors for Impairment of a Loan.  Pursuant to SFAS No. 114, a note is impaired if it is probable that the Company will not collect on all principal and interest contractually due.  The impairment is measured based on the present value of expected future cash flows discounted at the note’s effective interest rate.  The Company does not accrue interest when a note is considered impaired.  When ultimate collectibility of the principal balance of the impaired note is in doubt, all cash receipts on the impaired note are applied to reduce the principal amount of the note until the principal has been recovered and are recognized as interest income thereafter.  Based upon the Company’s judgment, no notes receivable were impaired as of September 30, 2007.

The application of the Statement of Financial Accounting Standard, No. 141 “Business Combinations,” or SFAS No. 141, and Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets,” or SFAS No. 142, resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the nine months ended September 30, 2007 and September 30, 2006. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income and over the respective renewal period for below market lease costs with fixed rate renewals. Amortization pertaining to the above market lease costs of $1,686 and $220 was applied as a reduction to rental income for the nine months ended September 30, 2007 and September 30, 2006, respectively.  Amortization pertaining to the below market lease costs of $1,858 and $384 was applied as an increase to rental income for the nine months ended September 30, 2007 and September 30, 2006, respectively.

The portion of the purchase price allocated to acquired in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $34,311 and $7,278 for the nine months ended September 30, 2007 and September 30, 2006, respectively.

The portion of the purchase price allocated to customer relationship value is amortized on a straight line basis over the life of the related lease.  As of September 30, 2007, no amount has been allocated to customer relationship value.

The following table presents the amortization during the next five years related to the acquired in-place lease intangibles, acquired above market lease costs and the below market lease costs for properties owned at September 30, 2007.

Amortization of:	2007	2008	2009	2010	2011	Thereafter
Acquired above
market lease costs	$(687)	(2,449)	(2,020)	(1,877)	(1,550)	(4,777)

Acquired below
market lease costs	817	2,807	2,663	2,595	2,511	29,979

Net rental income
Increase	$130	358	643	718	961	25,202

Acquired in-place lease
Intangibles	$15,605	52,875	44,655	39,894	34,296	131,406

Acquisitions of businesses are accounted for using purchase accounting as required by Statement of Financial Accounting Standards 141 (SFAS 141) Business Combinations. The assets and liabilities of the acquired entities are recorded by the Company using the fair value at the date of the transaction. Any additional amounts are allocated to intangible assets and goodwill as required, based on the remaining purchase price in excess of the fair value of the tangible assets acquired and liabilities assumed. The Company amortizes identified intangible assets that are determined to have finite lives which are based on the period over which the assets are expected to contribute directly or indirectly to the future cash flows of the business acquired. Intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized if the carrying amount of an intangible asset, including the related real estate when appropriate, is not recoverable and the carrying amount exceeds the estimated fair value. As of September 30, 2007 and December 31, 2006, the carrying amounts of identified intangible assets resulting from the acquisition of a business were $2,868 and $0, respectively. Such amounts are included in “other assets” on the consolidated balance sheets. No amounts have been allocated to goodwill as of September 30, 2007 and December 31, 2006, respectively.

Restricted escrows primarily consist of cash held in escrow comprised of lenders’ restricted escrows of $5,651 and earnout escrows of $14,477.  Earnout escrows are established upon the acquisition of certain investment properties for which the funds may be released to the seller when certain space has become leased and occupied.

Restricted cash and offsetting liability consist of funds received from investors that have not been executed to purchase shares and funds contributed by sellers held by third party escrow agents pertaining to master leases, tenant improvements and other closing items.

Concentration of credit risk with respect to accounts receivable is limited due to the large number of tenants comprising the Company’s rental revenue.  One tenant, AT&T, Inc., accounted for 17% of consolidated rental revenues for the nine months ended September 30, 2007.  This concentration of revenues by one tenant increases the Company’s risk associated with nonpayment by this tenant.  In an effort to reduce risk, the Company performs ongoing credit evaluations of its larger tenants.  No amounts remain unpaid as of September 30, 2007.

The estimated fair value of the Company’s mortgage debt was $1,872,268 and $1,047,064 as of September 30, 2007 and December 31, 2006, respectively. The Company estimates the fair value of its mortgages payable by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s lenders. The carrying amount of the Company’s other financial instruments approximate fair value because of the relatively short maturity of these instruments.

The Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109.”  This Interpretation defines a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  This Interpretation is effective for fiscal years beginning after December 15, 2006.  Adoption of this Interpretation did not have a material effect on the Company’s financial statements.

In March 2006, FASB Emerging Issues Task Force issued Issue 06-03 (“EITF 06-03”), “How Sales Taxes Collected From Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement.”  A consensus was reached that entities may adopt a polity of presenting sales taxes in the income statement on either a gross or net basis.  If taxes are significant, an entity should disclose its policy of presenting taxes.  The guidance is effective for periods beginning after December 15, 2006.  The Company presents sales net of sales taxes.  Adoption on January 1, 2007 did not have an effect on the Company’s policy related to sales taxes and therefore, did not have an effect on the Company’s consolidated financial statements.

(3)  Transactions with Related Parties

As of September 30, 2007 and December 31, 2006, the Company had incurred $508,337 and $178,012 of offering costs, respectively, of which $483,739 and $159,357, respectively, was paid or accrued to related parties. In accordance with the terms of the offerings, the Business Manager has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds.  As of September 30, 2007 and December 31, 2006, the offering costs for the initial offering did not exceed the 4.5% and 15% limitations.  The Company anticipates that second offering costs will not exceed these limitations upon completion of the offering. Any excess amounts at the completion of the offering will be reimbursed by the Business Manager.

The Business Manager and its related parties are entitled to reimbursement for salaries and expenses of employees of the Business Manager and its related parties relating to the offerings.  In addition, a related party of the Business Manager is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the offerings.  Such costs are offset against the stockholders’ equity accounts. Such costs totaled $324,382 and $80,736 for the nine months ended September 30, 2007 and 2006, of which $3,184 and $3,557 was unpaid as of September 30, 2007 and December 31, 2006, respectively, and are included in the offering costs described above.

The Business Manager and its related parties are entitled to reimbursement for general and administrative expenses of the Business Manager and its related parties relating to the Company’s administration.  Such costs are included in general and administrative expenses to related parties, professional services to related parties, and acquisition cost expenses to related parties, in addition to costs that were capitalized pertaining to property acquisitions.  For the nine months ended September 30, 2007 and 2006, the Company reimbursed $6,750 and $2,940 of these costs, respectively, of which $2,565 and $2,390 remained unpaid as of September 30, 2007 and December 31, 2006, respectively.

A related party of the Business Manager provides loan servicing to the Company for an annual fee.  Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.  Effective May 1, 2007, the agreement allows for fees totaling 225 dollars per month, per loan for the Company and 200 dollars per month, per loan for MB REIT.  For the nine months ended September 30, 2007 and 2006, fees totaled $114 and $30, respectively, none of which remained unpaid as of September 30, 2007 and December 31, 2006.

The Company pays a related party of the Business Manager 0.2% of the principal amount of each loan placed for the Company.  Such costs are capitalized as loan fees and amortized over the respective loan term.  During the nine months ended September 30, 2007 and 2006, the Company paid loan fees totaling $1,445 and $1,186 respectively, to this related party.  None remained unpaid as of September 30, 2007 and December 31, 2006.

After the Company’s stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” the Company will pay its Business Manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.  The Company will pay this fee for services provided or arranged by the Business Manager, such as managing day-to-day business operations, arranging for the ancillary services provided by other related parties and overseeing these services, administering bookkeeping and accounting functions, consulting with the board, overseeing  real estate assets and providing other services as the board deems appropriate.  This fee terminates if the Company acquires the Business Manager.  Separate and distinct from any business management fee, the Company also will reimburse the Business Manager or any related party for all expenses that it, or any related party including the sponsor, pays or incurs on its behalf including the salaries and benefits of persons employed by the Business Manager or its related parties and performing services for the Company except for the salaries and benefits of persons who also serve as one of the executive officers of the Company or as an executive officer of the Business Manager.  For any year in which the Company qualifies as a REIT, its Business Manager must reimburse it for the amounts, if any, by which the total operating expenses paid during the previous fiscal year exceed the greater of: 2% of the average invested assets for that fiscal year; or 25% of net income for that fiscal year, subject to certain adjustments described herein.  For these  purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to the Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.  For the nine months ended September 30, 2007, our average invested assets were $5,387,420 and our operating expenses, as defined, were $20,930 or 0.39% of average invested assets.  The Company incurred fees of $9,000 and $1,200 for the nine months ended September 30, 2007 and September 30, 2006, respectively, of which none remained unpaid as of September 30, 2007 and December 31, 2006.  The Business Manager has agreed to waive all fees allowed but not taken, except for the $9,000 and $1,200 paid for the nine months ended September 30, 2007 and 2006.

The Company pays the Business Manager a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company.  Acquisition fees, however, are not paid for acquisitions solely of a fee interest in property.  The amount of the acquisition fee is equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest and is capitalized as part of the purchase price of the company.  The Company incurred fees of $20,120 for the nine months ended September 30, 2007, of which $4,500 remained unpaid as of September 30, 2007.  No fees were incurred for the nine months ended September 30, 2006 and no fees remained unpaid as of December 31, 2006.

The property manager, an entity owned principally by individuals who are related parties of the Business Manager, is entitled to receive property management fees up to 4.5% of gross operating income (as defined), for management and leasing services.  In addition, the property manager is entitled to receive an oversight fee of 1% of gross operating income (as defined) in operating companies purchased by the Company.  The Company incurred and paid property management fees of $11,046 and $2,946 for the nine months ended September 30, 2007 and 2006. The fees have been recorded in property operating expenses to related parties on the Consolidated Statement of Operations for the nine months ended September 30, 2007 and 2006, respectively.  None remained unpaid as of September 30, 2007 and December 31, 2006.

The Company established a discount stock purchase policy for related parties and related parties of the Business Manager that enables the related parties to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased.  The Company sold 2,014,147 and 160,416 shares to related parties and recognized an expense related to these discounts of $1,268 and $141 for the nine months ended September 30, 2007 and 2006, respectively.

The Company pays a related party of the Business Manager to purchase and monitor its investment in marketable securities.  The Company incurred expenses totaling $1,588 and $565 during the nine months ended September 30, 2007 and 2006, respectively, of which $413 and $1,521 remained unpaid as of September 30, 2007 and December 31, 2006, respectively.  Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.

As of September 30, 2007, the Company owed funds to related parties of the Business Manager in the amount of $7,666 for reimbursement of general and administrative costs, monies paid on the Company’s behalf and acquisition fees.

(4)  Notes Receivable

The Company’s notes receivable balance of $258,027 as of September 30, 2007 consisted of six installment notes from unrelated parties that mature on various dates through May 2012 and seven installment notes assumed in the Winston acquisition.  The notes are secured by mortgages on vacant land and shopping center and hotel properties and guaranteed by the owners.  Interest only is due each month at rates ranging from 7.1864% to 13.27% per annum.  For the nine months ended September 30, 2007 and September 30, 2006, the Company recorded interest income from notes receivable of $12,195 and $35, respectively, which is included in the interest and dividend income on the Consolidated Statement of Operations.

(5)  Investment Securities

Investment in securities of $299,232 at September 30, 2007 consists of preferred and common stock investments in other REITs which are classified as available-for-sale securities and recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of comprehensive income until realized.  Of the investment securities held on September 30, 2007, the Company has accumulated other comprehensive income (loss) of $(15,903), which includes gross unrealized losses of $20,936.  All such unrealized losses on investments have been in an unrealized loss position for less than twelve months and such investments have a related fair value of $195,886 as of September 30, 2007.

Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis.  During the three and nine months ended September 30, 2007 and 2006, the Company realized gains of $12,767 and $18,788 and $1,351 and $1,973, respectively, on the sale of shares. The Company’s policy for assessing recoverability of its available-for-sale securities is to record a charge against net earnings when the Company determines that a decline in the fair value of a security drops below the cost basis and believes that decline to be other-than-temporary.  During the three and nine months ended September 30, 2007, the Company recorded a write-down of $5,316 and $6,184 for other-than-temporary declines on certain available-for-sale securities, which is included as a component of realized gain on securities, net on the Consolidated Statement of Operations.  No write-downs were recorded for the three and nine months ended September 30, 2006.  Dividend income is recognized when earned. During the three and nine months ended September 30, 2007 and 2006, dividend income of $6,228 and $14,259 and $2,100 and $4,099, respectively, was recognized and is included in interest and dividend income on the Consolidated Statement of Operations.

The Company has purchased a portion of its investment securities through a margin account. As of September 30, 2007, the Company has recorded a payable of $121,788 for securities purchased on margin. This debt bears a variable interest rate of the London InterBank Offered Rate (“LIBOR”) plus 50 basis points. At September 30, 2007, this rate was 6.133%. Interest expense in the amount of $1,939 and $4,027 and $877 and $1,666 was recognized in interest expense on the Consolidated Statement of Operations for the three and nine months ended September 30, 2007 and 2006, respectively.

(6)  Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan (the “Plan”) which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following his or her becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders’ meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders as determined under the Plan. During the nine months ended September 30, 2007 and 2006, the Company issued 2,500 and 17,500 options to its independent directors, respectively.  As of September 30, 2007 and December 31, 2006, there were a total of 20,000 and 17,500 options issued, of which none had been exercised or expired. The per share weighted average fair value of options granted was $0.44 on the date of the grant using the Black Scholes option-pricing model.   During the nine months ended September 30, 2007 and 2006, the Company recorded $2 and $4, respectively, of expense related to stock options.

(7) Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to certain non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income.  The amount of such payments received was $341 and $157 during the nine months ended September 30, 2007 and 2006, respectively.

Operating Leases

Minimum lease payments to be received under operating leases, excluding lodging properties and rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

	Minimum Lease
	Payments
2007	$261,469	*
2008	301,073
2009	288,346
2010	272,028
2011	251,243
Thereafter	1,652,799
Total	$3,026,958

* For the twelve month period from January 1, 2007 through December 31, 2007.

The remaining lease terms range from one year to 38 years.  Pursuant to the lease agreements, certain tenants are required to reimburse the Company for some or their entire pro rata share of the real estate taxes, operating expenses and management fees of the properties.  Such amounts are included in tenant recovery income.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent or percentage rent payments.  The majority of the revenue from the Company’s properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to the Company for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses paid.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy.  Under net leases where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the Consolidated Statements of Operations.  Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses and reimbursements are included in tenant recovery income on the Consolidated Statements of Operations.

Ground Leases

The Company leases land under noncancelable operating leases at certain of the properties expiring in various years from 2020 to 2084.  Ground lease rent is recorded on a straight-line basis over the term of each lease.  For the nine months ended September 30, 2007 and 2006, ground lease rent was $516 and $161, respectively.  Minimum future rental payments to be paid under the ground leases are as follows:

	Minimum Lease
	Payments
2007	$576	*
2008	577
2009	578
2010	584
2011	585
Thereafter	32,394
Total	$35,294

* For the twelve month period from January 1, 2007 through December 31, 2007.

(8) Mortgages and Margins Payable

Mortgage loans outstanding as of September 30, 2007 were $1,989,618 and had a weighted average interest rate of 5.51%.  Properties with a net carrying value of $3,083,373 at September 30, 2007 and related tenant leases are pledged as collateral. As of September 30, 2007, scheduled maturities for the Company’s outstanding mortgage indebtedness had various due dates through April 2037.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

	2007	2008	2009	2010	2011	Thereafter
Maturing debt :
Fixed rate debt (mortgage loans)	-	-	-	161,000	79,541	1,684,803
Variable rate debt (mortgage loans)	-	-	-	28,027	14,423	21,824

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	-	-	-	5.00%	5.06%	5.51%
Variable rate debt (mortgage loans)	-	-	-	7.22%	7.33%	7.27%

Some of the mortgage loans require compliance with certain covenants, such as debt service ratios, investment restrictions and distribution limitations.  As of September 30, 2007, the Company was in compliance with such covenants.

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $2,446 and $3,520, net of accumulated amortization, was outstanding at September 30, 2007 and December 31, 2006.

During the third quarter of 2007 based on language related to material adverse change in the market contained in certain of our blind rate lock agreements lenders did not honor outstanding rate lock agreements we had with them on future unidentified property acquisitions.  Due to these circumstances, the Company expensed approximately $5.0 million dollars in rate lock deposits and breakage fees.  These costs are included in interest expense in the consolidated statement of operations for the three and nine months ended September 30, 2007.

The Company has purchased a portion of its securities through margin accounts.  As of September 30, 2007, the Company has recorded a payable of $121,789 for securities purchased on margin.  This debt bears a variable interest rate of LIBOR plus 50 basis points.  At September 30, 2007, this rate was equal to 6.133%.

 (9) Income Taxes

Deferred Tax Liability

For the state of Texas “margin tax”, which is considered an income-based tax, the Company has recorded a net deferred tax liability of $1,506 and $1,393 as of September 30, 2007 and December 31, 2006, respectively, and deferred income tax expense (benefit) related to temporary differences of $113 and $(104) for the nine  months ended September 30, 2007 and 2006, respectively.  The Company recorded a current tax liability and income tax expense of $374 as of and for the nine months ended September 30, 2007.  The remaining $1,011 of expense relates to other state and local taxes for the nine months ended September 30, 2007.  The Company has estimated its deferred income tax expense tax using the effective Texas margin tax rate of 1%.

Deferred Tax Asset

The Company’s Taxable REIT Subsidiaries (TRS) are subject to federal and state income taxes.  As of September 30, 2007, the TRS’ have cumulative future income tax deductions of approximately $22,176 consisting of accumulated net operating losses and lease acquisition costs expensed for GAAP purposes, but amortizable for tax purposes.  The gross deferred tax asset associated with these future tax deductions is approximately $8,272.  The TRS’ have recorded a valuation allowance equal to $4,275 of the gross deferred tax asset due to the uncertainty of realizing the benefit of the net operating loss and lease acquisition costs asset which is recorded in other assets on the consolidated balance sheet. For the three and nine months ended September 30, 2007, the Company recorded federal, state and local tax expense of $805 related to the TRS federal taxable income of $2,356 before income tax expense. The Company has estimated its income tax expense using a combined federal and state rate of 38%.

The components of the deferred taxes recognized in the accompanying consolidated balance sheets at September 30, 2007 are as follows:

2007
Deferred tax assets:
Net operating loss	$4,820
Lease acquisition costs	3,452

8,272
Valuation allowance	(4,275)

Net realizable deferred tax asset	$3,997

Net operating loss carryforwards for federal and state income tax purposes amounting to $3,843, $7,725, and $1,355 expire in 2023, 2024 and 2025, respectively.

 (10)  Segment Reporting

The Company has five business segments: Office, Retail, Industrial, Lodging and Multi-family.  The Company evaluates segment performance primarily based on net property operations.  Net property operations of the segments do not include interest expense, depreciation and amortization, general and administrative expenses, minority interest expense or interest and other investment income from corporate investments.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

The following table summarizes net property operations income by segment for the three months ended September 30, 2007.

	Total	Office	Retail	Industrial	Lodging	Multi-Family

Property rentals	$73,493	$24,750	$33,799	$10,865	$-	$4,079
Straight-line rents	3,104	1,519	818	767	-	-
Amortization of acquired above and below market leases, net	97	(161)	353	(95)	-	-
Total rentals	$76,694	$26,108	$34,970	$11,537	$-	$4,079

Tenant recoveries	15,440	6,901	7,756	783	-	-
Other income	2,587	1,330	746	9	-	502
Lodging operating income	46,883	-	-	-	46,883	-
Total revenues	$141,604	$34,339	$43,472	$12,329	$46,883	$4,581

Operating expenses	$56,652	$10,122	$13,235	$1,377	$29,687	$2,231
Total operating expenses	56,652	10,122	13,235	1,377	29,687	2,231

Net property operations	$84,952	$24,217	$30,237	$10,952	$17,196	$2,350

Depreciation and amortization	$(50,857)
Business manager management fee	$(4,500)
General and administrative	$(6,124)
Interest and other investment income	$26,949
Interest expense	$(34,264)
Income tax expense	$(1,685)
Other income	$7,246
Equity in earnings of unconsolidated entities	$2,647
Impairment on investment in unconsolidated entities	$(5,109)
Minority interest	$(2,284)

Net income applicable to common shares	$16,971

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

The following table summarizes net property operations income by segment for the three months ended September 30, 2006.

	Total	Office	Retail	Industrial	Lodging	Multi-Family

Property rentals	$26,442	$10,956	$14,610	$406	$-	$470
Straight-line rents	1,280	680	579	21	-	-
Amortization of acquired above and below market leases, net	325	(84)	409	-	-	-
Total rentals	$28,047	$11,552	$15,598	$427	$-	$470

Tenant recoveries	6,382	2,232	4,113	37	-	-
Other income	698	300	347	-	-	51
Lodging operating income	-	-	-	-	-	-
Total revenues	$35,127	$14,084	$20,058	$464	$-	$521

Operating expenses	$9,618	$3,768	$5,511	$61	$-	$278
Total operating expenses	9,618	3,768	5,511	61	-	278

Net property operations	$25,509	$10,316	$14,547	$403	$-	$243

Depreciation and amortization	$(13,546)
Business manager management fee	$(1,200)
General and administrative	$(1,296)
Interest and other investment income	$6,343
Interest expense	$(9,566)
Income tax benefit	$104
Other income	$963
Equity in earnings (loss) of unconsolidated entities	$(170)
Minority interest	$(6,687)

Net income applicable to common shares	$454

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

The following table summarizes net property operations income by segment for the nine months ended September 30, 2007.

	Total	Office	Retail	Industrial	Lodging	Multi-Family

Property rentals	$183,150	$68,699	$78,069	$28,220	$-	$8,162
Straight-line rents	8,636	4,090	2,297	2,249	-	-
Amortization of acquired above and below market leases, net	25	(553)	815	(237)	-	-
Total rentals	$191,811	$72,236	$81,181	$30,232	$-	$8,162

Tenant recoveries	41,144	18,088	21,360	1,696	-	-
Other income	11,527	4,466	1,487	4,776	-	798
Lodging operating income	46,883	-	-	-	46,883	-
Total revenues	$291,365	$94,790	$104,028	$36,704	$46,883	$8,960

Operating expenses	$96,292	$27,557	$31,343	$3,495	$29,687	$4,210
Total operating expenses	96,292	27,557	31,343	3,495	29,687	4,210

Net property operations	$195,073	$67,233	$72,685	$33,209	$17,196	$4,750

Depreciation and amortization	$(113,771)
Business manager management fee	$(9,000)
General and administrative	$(13,712)
Interest and other investment income	$64,922
Interest expense	$(73,165)
Income tax expense	$(2,303)
Other income	$12,858
Equity in earnings of unconsolidated entities	$3,398
Impairment on investment in unconsolidated entities	$(5,109)
Minority interest	$(7,078)

Net income applicable to common shares	$52,113

Balance Sheet Data:
Real estate assets, net	$4,940,623	$1,240,853	$1,999,060	$754,330	$734,528	$211,852
Capital expenditures	9,540	1,625	1,561	-	6,317	37
Non-segmented assets	1,972,644
Total assets	$6,922,807

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

The following table summarizes net property operations income by segment for the nine months ended September 30, 2006.

	Total	Office	Retail	Industrial	Lodging	Multi-Family

Property rentals	$58,686	$24,618	$31,848	$1,119	$-	$1,101
Straight-line rents	2,770	1,470	1,240	60	-	-
Amortization of acquired above and below market leases, net	613	(104)	717	-	-	-
Total rentals	$62,069	$25,984	$33,805	$1,179	$-	$1,101

Tenant recoveries	11,040	2,386	8,543	111	-	-
Other income	845	308	423	-	-	114
Lodging operating income	-	-	-	-	-	-
Total revenues	$73,954	$28,678	$42,771	$1,290	$-	$1,215

Operating expenses	$16,740	$4,625	$11,436	$172	$-	$507
Total operating expenses	16,740	4,625	11,436	172	-	507

Net property operations	$57,214	$24,053	$31,335	$1,118	$-	$708

Depreciation and amortization	$(30,495)
Business manager management fee	$(1,200)
General and administrative	$(3,812)
Interest and other investment income	$13,221
Interest expense	$(18,814)
Income tax expense	$(1,558)
Other income	$2,200
Equity in earnings of unconsolidated entities	$1,990
Minority interest	$(19,119)

Net loss	$(373)

Balance Sheet Data:
Real estate assets, net	$1,711,678	$794,095	$876,181	$23,057	$-	$18,345
Capital expenditures	6	-	6	-	-	-
Non-segmented assets	641,505
Total assets	$2,353,189

The Company does not derive any of its consolidated revenue from foreign countries and has one major tenant, AT&T, Inc., which individually accounted for 17% and 28% of the Company’s consolidated rental revenues for the nine months ended September 30, 2007 and September 30, 2006, respectively.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

(11)  Earnings (loss) per Share

Basic earnings (loss) per share (“EPS”) are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period (the “common shares”).  Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net income for the nine months ended September 30, 2007 and the net loss incurred for the nine months ended September 30, 2006, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive because of a net loss or immaterial because of the immaterial number of common stock equivalents.

The basic and diluted weighted average number of common shares outstanding was 353,783,448 and 47,631,587 for the nine months ended September 30, 2007 and 2006.

(12)  Commitments and Contingencies

The Company has closed on several properties which have earnout components, meaning the Company did not pay for portions of these properties that were not rent producing.  The Company is obligated, under certain agreements, to pay for those portions when the tenant moves into its space and begins to pay rent.  The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period allowed certain space has not been leased and occupied, the Company will own that space without any further obligation. Based on pro forma leasing rates, the Company may pay as much as $24,237 in the future as vacant space covered by earnout agreements is occupied and becomes rent producing.

The Company has entered into interest rate and treasury rate lock agreements with lenders to secure interest rates on mortgage debt on properties the Company owns or will purchase in the future.  The deposits are applied as credits to the mortgage funding as they occur.  As of September 30, 2007, the Company has approximately $3,647 of rate lock deposits outstanding.  The agreements locked interest rates ranging from 5.620% to 6.340% on approximately $350,233 in principal and locked the 5 year treasury rate of 4.676% on $50,000 of principal.

As of September 30, 2007, the Company had outstanding commitments to purchase approximately $2,500,000 of real estate properties (including the Apple assets as described in Note 13) through March 31, 2008 and fund approximately $500,000 into joint ventures or mortgage notes.  The Company intends on funding these acquisitions with cash on hand of approximately $879,000, anticipated capital raised through our second offering of approximately $1,015,000 (net of offering costs) through March 31, 2008 and financing proceeds from assuming debt related to some of the acquisitions or financings that have been rate locked for specific identified properties that the Company has purchased or are included in the amount above of $1,520,000.  There can be no assurance that the Company will raise the capital from its second offering or that lenders will honor their lending commitments.

Over the next seven years, the Company is required to fund up to approximately $619,000 into its joint ventures.

(13)  Subsequent Events

The Company paid distributions of $24,887 to its stockholders in October 2007.

The Company issued 22,373,373 shares of common stock and repurchased 99,640 shares of common stock through the Company’s share repurchase program from October 1, 2007 through November 7, 2007, resulting in a total of 519,123,206 shares of common stock outstanding. As of November 7, 2007, subscriptions for a total of 506,345,182 shares were received, resulting in total gross offering proceeds of approximately $4,977,000 and an additional 12,778,024 shares were issued pursuant to the DRP for $121,391 of additional gross proceeds.

On October 16, 2007, the Company granted 3,000 shares to Thomas Glavin, an Independent Director appointed to the Board of Directors on October 16, 2007.

The Company has acquired the following properties during the period October 1, 2007 through November 7, 2007.  The respective acquisitions are summarized in the table below.

Date		Year	Purchase Price	Gross Leasable Area
Acquired	Property	Built	($)	(Sq. Ft.)	Major Tenants
10/10/07	Penn Park Oklahoma City, OK	2004-2005	40,000	231,140	Marshalls, Circuit City Ross, Mardels, Michaels

10/15/07	Hilton Garden Inn-Chelsea New York, NY	2007	55,000	N/A	N/A

10/19/07	Streets of Cranberry Cranberry Township, PA	2006	38,731	107,500	Old Navy

10/26/07	Bradley-Union Venture Westchester, OH	1999	64,800	970,168	Cornerstone Brands, Inc.

10/29/07	Cityville Carlisle (land) Dallas, TX	N/A	3,968	2.276 acres	N/A

The Company is obligated under earnout agreements to pay additional funds after certain tenants move into the applicable vacant space and begin paying rent.  During the period from October 1, 2007 through November 7, 2007, the Company funded earnouts totaling $3,530 at three of the existing properties and the Company’s joint venture partner contributed an earnout of $433 into the joint venture.

The mortgage debt financings obtained subsequent to September 30, 2007, are detailed in the list below.

Date Funded	Property	Annual Interest Rate	Maturity Date	Principal Borrowed ($)
10/10/07	Penn Park *	5.880%	11/01/17	31,000
10/10/07	Encino Canyon Apartments	5.870%	11/01/17	12,000
10/12/07	Bradley Portfolio - Pool C	6.343%	11/01/17	38,315
10/17/07	Seven Palms Apartments	5.620%	11/01/17	18,750
10/19/07	Streets of Cranberry *	LIBOR + 1.50%	04/01/11	24,425
10/26/07	Bradley - Union Venture *	5.540%	01/01/13	38,421
	* Assumed at Acquisition

During the month of October, the Company funded $12,589 to the D.R. Stephens Institutional Fund, LLC.

On October 1, 2007, the Company funded $26,362 into the Stone Creek Crossing joint venture.

On October 1, 2007, the Company paid off its note receivable participation of $10,369 to Inland Real Estate Corporation.

On October 22, 2007, the Company purchased an additional 800,000 shares of preferred Series A stock in Feldman Mall Properties for an investment of $20,000.

On October 30, 2007, the Company funded $12,408 into the LIP joint venture.

In connection with the Company’s acquisition of Winston, on July 1, 2007, the Company incurred an acquisition fee, payable to the Business Manager, equal to approximately $19,793, or 2.5% of the aggregate purchase price paid to acquire Winston.  The Company paid its Business Manager approximately $15,293 in cash on September 24, 2007 and issued 450,000 shares of common stock, valued at $10.00 per share, on October 19, 2007 in full payment of this fee.

Acquisition of Apple Hospitality Five, Inc.  On October 5, 2007, the Company consummated the merger among its wholly-owned subsidiary, Inland American Orchard Hotels, Inc. (“Acquisition Sub”), and Apple Hospitality Five, Inc., referred to herein as “Apple.” Apple, was a public, non-listed real estate investment trust headquartered in Richmond, Virginia, who owned upscale, extended-stay and select-service lodging properties and other limited-service lodging properties.  At the time of the merger Apple owned twenty-seven hotels, including eleven Residence Inn by Marriott hotels, nine Courtyard by Marriott hotels, one SpringHill Suites by Marriott hotel, four Homewood Suites by Hilton hotels and two Hilton Garden Inn hotels. The hotels are located in fourteen states and, in aggregate, consist of 3,439 rooms.

Apple’s daily lodging operations are managed under various management agreements with third party property managers Marriott International, Inc. (“Marriott”), Hilton Hotels Corporation (“Hilton”) and Western International, Inc. (“Western”).

Except for nine Marriott brand hotels managed by Western, Apple’s Marriott brand hotels are managed by Marriott or its affiliates pursuant to management agreements that provide Apple access to Marriott’s intellectual property and proprietary sales and reservation system.  These management agreements typically have an initial term of thirty years, and permit either party to renew the agreement for an additional thirty years. The agreements generally provide for payment of base management fees, calculated annually based on a percentage of revenue, incentive management fees over a priority return (as defined in the management agreements), system fees and marketing fees. Additionally, these agreements permit Apple to terminate the agreements if Marriot does not achieve certain operating results.

Western manages five of Apple’s Residence Inn hotels and four of Apple’s Courtyard by Marriott hotels. The agreements governing the management of these hotels provide that Apple will pay Western management fees, calculated as a percent of revenue, as well as incentive management fees if Western achieves certain operating results.  The management agreements have a term of five years and permit Apple to terminate the agreements if Western does not achieve certain operating results.  Separate franchise agreements with Marriott provide access to Marriott’s intellectual property and proprietary sales and reservation system for these hotels.

Hilton, or one of its affiliates, manages the day-to-day operations of Apple’s Homewood Suites and Hilton Garden Inn hotels. The management agreements for these hotels provide that Apple will pay Hilton management fees, calculated as a percentage of revenue.  Apple also pays Hilton a fee, calculated as a percentage of suite revenue, for franchise licenses to operate as a Homewood Suites by Hilton or a Hilton Garden Inn and to participate in its reservation system.

Pursuant to the merger agreement,  Apple merged with and into Acquisition Sub, with Acquisition Sub continuing as the surviving entity of the merger, and each share of common stock of Acquisition Sub was converted into one share of common stock of the surviving entity of the merger.  Additionally, each issued and outstanding unit of Apple, equal to a share of Apple’s common stock and a share of Series A preferred stock (together, a “Unit”), and share of Apple Series B convertible preferred stock, on an as-converted basis, other than any dissenting shares, was converted into, and cancelled in exchange for $14.05 in cash.  Each option to purchase the Units was converted into, and cancelled in exchange for, a cash payment equal to the product of: (1) number of Units subject to the option and (2) the difference between $14.05 and the exercise price set forth in the option.  The total merger consideration was approximately $678,000, less cash owned by Apple of approximately $79,000.

The merger agreement required the Company to indemnify any former directors, officers, employees and agents of Apple and its subsidiaries who had been entitled to indemnification under Apple’s charter or bylaws, to the same extent that these persons previously were entitled to indemnification, for actions or omissions occurring at or prior to the effective time of the merger.  Additionally, the surviving entity of the merger obtained for a period of six years after the effective time of the merger, “run-off” or “tail” director and officer liability coverage for the directors and officers of Apple and its subsidiaries.

L Street Marketplace, LLC.  On October 16, 2007, the Company, through a wholly owned subsidiary, entered into a joint venture with 120-L, L.L.C. (“120-L”), an unaffiliated third party, to form a joint venture to be known as “L Street Marketplace, LLC.”  The purpose of the joint venture is to develop a 275,000 square foot retail center located at 120 Street and L Street, in Omaha, Nebraska, known as the L Street Marketplace.  120-L contributed the land on which the project will be developed to the venture.  The land was appraised as having a market value of approximately $6.1 million.  The total cost of developing the land is expected to be approximately $55,800.  The Company has contributed $7 million to the venture.  The venture has entered into an approximately $49,300 loan with an unaffiliated third party to fund the remaining portion of the development costs.  This loan bears interest at a rate of 6.90% per annum, and matures on October 31, 2010.  In the event that the Company and 120-L determine that additional funds are needed for the pre-development activities related to the property, the Company and 120-L may jointly agree to contribute additional funds.

RLJ Urban Lodging Master, LLC.  The Company has entered into a merger agreement with RLJ Urban Lodging Master, LLC (referred to herein as “Lodging Master”) and RLJ Urban Lodging REIT, LLC and RLJ Urban Lodging REIT (PF#1), LLC, which together own all of the membership interests of Lodging Master, referred to herein as the “sellers,” to acquire Lodging Master.  On October 16, 2007, the Company notified Lodging Master and the sellers that the Company intends to proceed with the merger.  If the merger is completed, Lodging Master will merge with and into the Company’s wholly-owned subsidiary (referred to herein as “Acquisition Sub”), with Acquisition Sub continuing as the surviving entity of the merger.  All of the membership interests of Lodging Master, representing all of its equity securities, will be converted into, and cancelled in exchange for, the right to receive the purchase price, which will be equal to $900,000 in the aggregate, consisting of $474,000 in cash, including amounts in the Escrow Deposit described below, plus Lodging Master’s existing indebtedness totaling $385,000 and $41,000 in new indebtedness ultimately secured by Lodging Master’s assets, each as described in more detail below.  The purchase price will be subject to further adjustment as described in the merger agreement.  If the closing conditions set forth in the merger agreement are satisfied or waived prior to January 31, 2008, the Company expects to close no later than January 31, 2008, but not earlier than January 1, 2008.

The merger agreement was originally entered into as of August 12, 2007 but provided the Company with the right to terminate for any reason within twenty-three days in its sole discretion without any obligation on its part.  The agreement was subsequently amended as of September 5, 2007 to extend this termination right through 5:00 p.m. eastern time on September 10, 2007, as of September 13, 2007 to extend this termination right through 5:00 p.m. eastern time on October 15, 2007 and again as of October 15, 2007 to extend this termination right through 5:00 p.m. eastern time on October 16, 2007.  The Company further amended the agreement on October 16, 2007 to amend certain terms and conditions, as described herein.  Upon signing the original agreement, the Company deposited $10,000 into escrow.  Following the execution of the September 13, 2007 amendment, on September 14, 2007, the Company directed the escrow agent to disburse $500 of this escrow deposit to the sellers as a non-refundable down payment of the purchase price.  Except as described herein, the remaining $9,000 of this deposit would have been fully refunded if the Company had terminated the agreement prior to October 16, 2007.  However, on October 16, 2007, the Company notified the sellers of its intention to proceed with the merger and on October 17, 2007, the Company deposited an additional $35,000 into the escrow for a total deposit of $44,000, referred to herein as the “Escrow Deposit.”  Except in certain circumstances described below, the Escrow Deposit is non-refundable; however, if the Company completes the transaction, the Escrow Deposit as well as the $500 previously disbursed to the sellers will be credited against the final purchase price.  The purchase price is subject to further adjustment based on the proration of certain items described in the merger agreement.  Items incurred at each hotel property, such as taxes, payables, revenue from operations as well as wages and salaries will be prorated as of the closing date in a manner similar to the way these items would be prorated in an asset purchase or sale and the purchase price will be adjusted by an amount equal to such prorations.  The Company also will be responsible for all of the costs associated with improvements that may be required by certain franchisors of brands under which certain of the properties owned by Lodging Master operate; however, the purchase price will be reduced by $5,000 at closing to cover a portion of these costs.  The Company also will be responsible for certain closing costs.  The Company anticipates that the adjustments will increase the purchase price by approximately $18,000.

The merger agreement, as amended on October 16, 2007, describes the existing indebtedness that the Company expects to retain at the closing of the merger as well as the new indebtedness that the Company intends to incur in connection with the merger.  The existing indebtedness consists of three groups of existing loans secured by Lodging Master’s hotels.  First, the Company intends to seek the consent of various lenders to retain five secured loans, with an aggregate original loan amount of $125,300, on their original terms.  These loans mature from July 2010 to October 2015 and bear interest at fixed rates ranging from 5.41% to 6.93%.  Second, the Company intends to seek the consent of Capmark Finance, Inc., referred to herein as “Capmark,” to retain approximately $162,900 in loans and related interest rate swap agreements.  Each of the ten loans in this group has an initial term of twelve months, with one option to renew for an additional twelve months.  The Capmark loans bear interest at rates ranging from 30-day LIBOR plus 1.40% to 30-day LIBOR plus 1.75%.  As of June 30, 2007, the Capmark loans bore interest at rates ranging from 5.54% to 7.07%.  In connection with the retention of this group of loans, the Company would pay Capmark a fee equal to 1% of the retained loan amount.  Finally, the Company intends to seek the consent of Wells Fargo Real Estate Group, referred to herein as “Wells Fargo,” to retain six loans and their related interest rate swap agreements, with an aggregate loan amount of $96,600.  The Company would retain the Wells Fargo loans on their original terms.  These loans mature from November 2007 to June 2010, with two one-year renewal options, and bear interest at rates ranging from LIBOR plus 1.60% to LIBOR plus 2.5%.  As of June 30, 2007, the Wells Fargo loans bore interest at rates ranging from 5.75% to 6.94%.  In connection with retaining the Wells Fargo loans, the Company would pay Wells Fargo a fee equal to 0.25% of the aggregate balance of these loans.  The retention of the three groups of loans on the terms summarized above is a condition of our obligations to complete the merger and is contingent upon certain conditions, and the Company has not entered into a binding agreement or commitment with any of these lenders.

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Balance Sheet

September 30, 2007

(unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions had occurred on September 30, 2007.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at September 30, 2007, nor does it purport to represent our future financial position. Pro forma adjustments have been made for the properties that were either purchased subsequent to September 30, 2007, or are expected to be purchased. The pro forma adjustments were made for Penn Park, Streets of Cranberry, Bradley-Union Venture, Cityville Carlisle, Hilton Garden Inn Chelsea, Courtyard by Marriott-Richmond, VA, The Woodlands Waterway Marriott Hotel & Convention Center, the SunTrust Bank Portfolio I and 72 properties in the SunTrust Bank Portfolio II and the Company’s acquisition of the RLJ Urban Lodging Fund and Apple Hospitality Five, Inc.  The Company considers the properties that are not yet purchased as of January 15, 2008, but are expected to be purchased, to be the remaining 144 properties in the SunTrust Bank Portfolio II and the Company acquisition of the RLJ Urban Lodging Fund to be probable under Rules 3-14 and 3-05 of Regulation S-X, respectively.

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Balance Sheet

September 30, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

	Historical	Other Pro Forma Adjustments	Apple Historical	Apple Adjustments	RLJ Historical	RLJ Adjustments
	(A)	(B)	(C)	(D)	(Q)	(R)	Pro Forma
Assets
Net investment properties (E) (G) (M) (S)	$4,749,553	1,040,323	349,028	185,161	602,426	305,368	7,231,859
Assets held for sale	-	-	-	-	-	-	-
Cash and cash equivalents (L) (N) (T)	879,476	48,643	83,395	(283,013)	15,238	(496,779)	246,960
Restricted cash	16,101	-	5,546	-	10,121	-	31,768
Restricted escrows	20,128	-	-	-	-	-	20,128
Investment in marketable securities	299,232	-	-	-	-	-	299,232
Investment in unconsolidated joint ventures (K)	263,037	197,000	-	-	-	-	460,037
Accounts and rents receivable, net	34,075	-	5,155	-	7,060	-	46,290
Notes receivable (J)	258,027	11,000	-	-	-	-	269,027
Due from related parties	257	-	-	-	-	-	257
Acquired in-place lease intangibles and customer relationship value (net of accumulated amortization)(E) (G)	318,731	47,578	-	-	-	-	366,309
Acquired above market lease intangibles (net of accumulated amortization) (E)(G)	13,360	-	-	-	-	-	13,360
Loan fees, leasing fees and loan fee deposits (net of accumulated amortization) (P) (W)	23,142	(2,724)	-	-	1,783	(1,783)	20,418
Other assets (I)	47,688	(4,338)	1,032	-	3,388	-	47,770

Total assets	$6,922,807	1,337,482	444,156	(97,852)	640,016	(193,194)	9,053,415
Liabilities and Stockholders’ Equity
Mortgages and notes payable (E) (N) (U)	2,108,961	625,611	4,497	338,503	417,060	7,694	3,502,326
Accounts payable	19,498	-	3,304	-	18,820	-	41,622
Accrued offering costs	5,062	-	-	-	-	-	5,062
Accrued interest payable	1,982	-	-	-	2,375	226	4,583
Tenant improvement payable	2,092	-	-	-	-	-	2,092
Accrued real estate taxes	30,504	-	-	-	-	-	30,504
Distributions payable	24,887	-	-	-	-	-	24,887
Security deposits	3,004	-	-	-	-	-	3,004
Prepaid rental income and recovery income and other liabilities	31,528	-	-	-	647	-	32,175

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Balance Sheet

September 30, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

	Historical	Other Pro Forma Adjustments	Apple Historical	Apple Adjustments	RLJ Historical	RLJ Adjustments
	(A)	(B)	(C)	(D)	(Q)	(R)	Pro Forma
Acquired below market lease intangibles (net of accumulated amortization) (E)(G)	41,372	-	-	-	-	-	41,372
Restricted cash liability	16,101	-	-	-	-	-	16,101
Other financings	59,773	-	-	-	-	-	59,773
Due to related parties	7,666	-	-	-	-	-	7,666
Deferred income tax	1,506	-	-	-	-	-	1,506

Total liabilities	2,353,936	625,611	7,801	338,503	438,902	7,920	3,772,673

Minority interests	288,113	-	-	-	-	-	288,113

Preferred stock (O) (V)	-	-	32,006	(32,006)	57	(57)	-
Common stock (F)	497	75	-	-	-	-	572
Additional paid-in capital (net of offering costs for pro forma) (F) (N) (V)	4,446,907	711,796	443,666	(443,666)	107,685	(107,685)	5,158,703
Accumulated distributions in excess of net income (H) (O) (V)	(150,743)	-	(39,317)	39,317	95,195	(95,195)	(150,743)
Accumulated other comprehensive income (V)	(15,903)	-	-	-	(1,823)	1,823	(15,903)

Total stockholders’ equity	4,280,758	711,871	436,355	(436,355)	201,114	(201,114)	4,992,629

Total liabilities and stockholders’ equity	$6,922,807	1,337,482	444,156	(97,852)	640,016	193,194	9,053,415

See accompanying notes to pro forma consolidated balance sheet.

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Balance Sheet

September 30, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

(A)

The historical column represents the Company’s Consolidated Balance Sheet as of September 30, 2007 as filed with the Securities Exchange Commission on Form 10-Q.

(B)

The other pro forma adjustments column include adjustments related to our acquisitions which is detailed below as follows:

	The Woodlands Waterway Marriott Hotel & Convention Center	Sun Trust Portfolio I & II	Other Acquisitions	Pro Forma Adjustments
Net investment properties	$ 137,101	695,654	207,568	1,040,323
Acquired in-placed lease intangibles and customer relationship value (net of accumulated amortization)	-	36,546	11,032	47,578
Mortgages and notes payable	75,400	359,800	190,411	625,611

(C)

The Apple Historical column represents Apple Hospitality Five, Inc.’s Consolidated Balance Sheet as of September 30, 2007.

(D)

Represents adjustments to record the merger of Apple Hospitality Five, Inc.

(E)

The pro forma adjustments reflect the acquisition or anticipated acquisition of the following properties by the Company and its consolidated joint ventures. The Company is obligated under earnout agreements to pay for certain tenant space in its existing properties after the tenant moves into its space and begins paying rent. The mortgages payable represent mortgages obtained from a third party.  No pro forma adjustment has been made for prorations or other closing costs as the amounts are not significant.

	Acquisition	Mortgage
	Price	Payable
Purchases	-	-
Bradley Portfolio - Union Venture	$64,853	$38,421
Penn Park	39,979	31,000
Streets of Cranberry	35,400	24,425
Cityville Carlisle	3,968	-
The Woodlands Waterway Marriott Hotel & Convention Center	137,101	75,400
SunTrust Bank Portfolio I & II	732,200	359,800
Hilton Garden Inn Chelsea	55,000	-
Courtyard by Marriott-Richmond, VA	19,400	-
Bradley Portfolio	-	38,315
Encino Canyon Apartments	-	12,000
Gainesville Hilton	-	27,500
Seven Palms Apartments	-	18,750
Total	$1,087,901	$625,611

Allocation of net investments in properties :

Land	$555,439
Building and improvements	484,884
Acquired in-place lease intangibles and customer relationship value	47,578
Total	$1,087,901

Allocations are preliminary and subject to change.

(F)

Additional offering proceeds of $808,754, net of additional offering costs of $96,883, are reflected as received as of September 30, 2007 based on offering proceeds actually received as of January 15, 2008. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(G)

Acquired intangibles represent above and below market leases and the difference between the property valued with the existing in-place leases and the property valued as if vacant.  The value of the acquired intangibles will be amortized over the lease term.  Allocations are preliminary and subject to change.

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Balance Sheet

September 30, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

(H)

No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised by the Company.

(I)

Change in Other assets of $4,338 represents advance purchase deposits applied to the purchase price of properties purchased as described in (E).

(J)

The pro forma adjustments to notes receivable consist of fundings on a new note to an unrelated party totaling $11,000 with an annual interest rate of 30 day LIBOR plus 3.50%.

(K)

Adjustment to Investment in unconsolidated joint ventures consists of additional fundings to the Lauth Investment Properties, LLC joint venture, the Cobalt Industrial REIT II joint venture, and D.R. Stephens Institutional Fund, LLC joint venture, and additionally includes fundings to our new unconsolidated joint venture, Net Lease Strategic Assets Fund L.P. and L Street Marketplace LLC.

(L)

Pro forma cash proceeds of $246,960 represent the aggregate cash proceeds received from the issuance of equity and mortgage financings through January 15, 2008 less the proforma net acquisition price of investments in real estate and other ventures.

(M)

The $185,161 adjustment represents the difference between the purchase of approximately $349,028 of Apple’s real estate assets at the historical cost and the estimated fair market value of such assets.  To the extent the fair value of net assets acquired is less than the purchase price, additional amounts could be allocated to identifiable intangible assets and/or goodwill and amounts are subject to change based on final valuation of the real estate acquired and purchase price allocation.

(N)

Pro forma cash adjustment of $(283,013) represents cash paid to Apple for distribution to its shareholders in the amount of $(621,516) in accordance with the definitive merger agreement including $14.05 per common stock unit and transaction costs of approximately $30,000 less the placement of new debt in the amount of $343,000 at an annual interest rate of 6.5%.  Approximately $15,000 of the transaction costs are payable to an affiliate as a acquisition fee.

(O)

Elimination of Apple equity accounts consistent with the purchase method of accounting.

(P)

Change in loan fees, leasing fees and loan fee deposits (net of accumulated amortization) of $2,724 represents loan fee deposits applied to the mortgage debt financing as described in (E).

(Q)

The RLJ Historical column represents the RLJ Urban Lodging Fund Combined Consolidated Balance Sheet as of September 30, 2007.  The Company is purchasing a subsidiary of the RLJ Lodging Fund.  Substantially all of the balances and activity of the RLJ Urban Lodging Fund are those of the entity which is being purchased.  All balances and activity related to the portion of the RLJ Urban Lodging Fund that is not being purchased have been eliminated in the RLJ Adjustments column, as described in Notes (S), (T), (U), (V), and (W).

(R)

Represents adjustments to record the merger of the RLJ Urban Lodging Fund anticipated to occur in mid-February 2008.

(S)

The $305,368 adjustment represents the difference between the purchase of approximately $602,426 of RLJ’s real estate assets at the historical cost and the estimated fair market value of such assets. To the extent the fair value of net assets acquired is less than the purchase price, additional amounts could be allocated to identifiable intangible assets and/or goodwill and amounts are subject to change based on final valuation of the real estate acquired and purchase price allocation. This allocation is preliminary and subject to change once the merger has been completed.

(T)

Pro forma cash adjustment of $496,779 represents $481,541 paid to RLJ in accordance with the definitive merger agreement and $15,238 in cash of the entity which was not acquired in the purchase.

(U)

Represents net adjustments to reflect only the mortgage debt that is to be assumed by the Company in the acquisition of RLJ of approximately $384,000. We will not assume the debt on one property in the amount of $28,280, however, we plan on placing new debt in the amount of $41,000 on this property.  In addition, we will not assume the amount of the $5,026 credit facility.  RLJ debt is assumed to be at fair value for purposes of purchase price allocation.  This allocation is preliminary and subject to change.

(V)

Elimination of RLJ equity accounts consistent with the purchase method of accounting.

(W)

Write off of RLJ’s deferred financing costs which are not assigned any value in the allocation of the merger acquisition cost.  This allocation is preliminary and subject to change.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations

For the nine months ended September 30, 2007

(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations and the company acquisitions of RLJ Urban Lodging Fund, Apple Hospitality Five, Inc. and Winston Hotels as though they occurred on January 1, 2006 or the date significant operations commenced. Pro Forma adjustments have been made for Penn Park, Bradley-Union Venture, Cityville Carlisle, Hilton Garden Inn Chelsea, Courtyard by Marriott-Richmond, VA, The Woodlands Waterway Marriott Hotel & Convention Center, the SunTrust Bank Portfolio I and 72 properties in the SunTrust Bank Portfolio II, the Company’s acquisition of the RLJ Urban Lodging Fund and Apple Hospitality Five, Inc., and for properties purchased during the first, second and third quarters of 2007.  The Company considers the properties that are not yet purchased as of January 15, 2008, but are expected to be purchased, to be the remaining 144 properties in the SunTrust Bank Portfolio II and the Company’s acquisition of the RLJ Urban Lodging Fund as probable under Rules 3-14 and 3-05 of Regulation S-X, respectively.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the nine months ended September 30, 2007, nor does it purport to represent our future results of operations.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations

For the nine months ended September 30, 2007 (unaudited)

 (Amounts in thousands, except per share amounts)

				Winston
			Winston	Hotels		Apple		RLJ
		Pro Forma	Hotels	Merger	Apple	Merger	RLJ	Merger
	Historical	Adjustments	Historical	Adjustments	Historical	Adjustments	Historical	Adjustments
	(A)	(B)	(E)	(F)	(C)	(D)	(T)	(U)	Pro Forma
Rental income (H)	$191,811	95,829	-	-	-	-	-	-	287,640
Tenant recovery income	41,144	9,364	-	-	-	-	-	-	50,508
Other property income	11,527	-	-	-	-	-	-	-	11,527
Hotel operating income (Q)	46,883	37,987	95,422	-	100,918	(12,497)	118,421	-	387,134

Total income	291,365	143,180	95,422	-	100,918	(12,497)	118,421	-	736,809

General and administrative expenses (Q) (X)	13,712	-	17,026	-	1,777	(75)	952	(321)	33,071
Property operating expenses (K)	41,675	18,439	-	-	-	-	-	-	60,114
Hotel operating expense (Q) (S)	27,224	25,755	80,285	(20,000)	60,060	(7,278)	68,893	-	234,939
Real estate taxes	27,393	-	-	-	-	-	5,834	-	33,227
Depreciation and amortization (H) (I) (P) (V)	113,771	38,413	12,372	4,767	9,989	7,606	16,841	13,059	216,818
Business manager management fee (G)	9,000	-	-	-	-	-	-	-	9,000

Total expenses	232,775	82,607	109,683	(15,233)	71,826	253	92,520	12,738	587,169

Operating income (loss)	58,590	60,573	(14,261)	15,233	29,092	(12,750)	25,901	(12,738)	149,640

Loss on extinguishment of debt	-	-	(3,882)	-	-	-	-	-	(3,882)
Loss on sale of note receivable	-	-	(5,322)	-	-	-	-	-	(5,322)
Interest and dividend income (O) (W)	64,922	-	3,061	-	-	-	524	(524)	67,983
Other income	254	-	-	-	-	-	776	-	1,030
Interest expense (L) (M) (Y) (Z)	(73,165)	(33,409)	(7,449)	-	(358)	(15,435)	(18,785)	(677)	(149,278)
Preferred share expense (R)	-	-	-	-	(31,982)	31,982	-	-	-
Equity in earnings of unconsolidated entities	3,398	-	1,384	-	-	-	-	-	4,782
Fee income from unconsolidated joint ventures	-	-	127	-	-	-	-	-	127
Impairment of investment in unconsolidated entities	(5,109)	-	-	-	-	-	-	-	(5,109)
Realized gain on securities (N)	12,604	-	-	(248)	-	-	-	-	12,356

Income (loss) before income tax and minority interest	61,494	27,164	(26,342)	14,985	(3,248)	3,797	8,416	(13,939)	72,327

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations

For the nine months ended September 30, 2007 (unaudited)

 (Amounts in thousands, except per share amounts)

				Winston
			Winston	Hotels		Apple		RLJ
		Pro Forma	Hotels	Merger	Apple	Merger	RLJ	Merger
	Historical	Adjustments	Historical	Adjustments	Historical	Adjustments	Historical	Adjustments
	(A)	(B)	(E)	(F)	(C)	(D)	(T)	(U)	Pro Forma

Income tax expense	(2,303)	-	(979)	-	-	-	-	-	(3,282)
Minority interest	(7,078)	(74)	1,213	-	-	-	-	-	(5,939)

Net income (loss) applicable to common shareholders	$52,113	27,090	(26,108)	14,985	(3,248)	3,797	8,416	(13,939)	63,106

Weighted average number of shares of common stock outstanding, basic and diluted (J)	353,783,448								576,399,800

Net income per share, basic and diluted (J)	.15								.11

See accompanying notes to pro forma consolidated statement of operations.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations

For the nine months ended September 30, 2007 (unaudited)

(Amounts in thousands, except per share amounts)

(A)

The historical information represents the consolidated historical statement of operations of the Company for the nine months ended September 30, 2007 as filed with the Securities Exchange Commission.

(B)

Total pro forma adjustments for acquisitions consummated as of October 1, 2007 are as though the properties were acquired January 1, 2006. No pro forma adjustments were made for Parkway Centre North Outlot B, Wickes Furniture, Lakewood Phase II, Spring Town Center III, Gravois Dillon Phase II, Inland American Communities, University House at UAB (14th Street)-Birmingham, Streets of Cranberry, McKinney Towne Center Outlots, Hilton Garden Inn Chelsea and Legacy Crossing as the properties were completed in 2007 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses presented from January 1, 2006 through the date of acquisition is based on information provided by the Seller for the following properties:

Bradley Portfolio	Pavilions at Hartman Heritage	Worldgate Plaza
ProLogis Properties	Villages at Kitty Hawk	Shops at Riverstone
Shallotte Commons	Northwest Marketplace	Schneider Electric
Six Pines Portfolio	Lakeport Commons	The Market at Hamilton
The Landings at Clear Lake	Citizens Portfolio	Chesapeake Commons
Gravois Dillon I & II	Washington Park Plaza	Crossroads at Chesapeake
Fields Apartment Homes	AT&T – Cleveland	Waterford Place at Shadow
Middleburg Crossings	Lord Salisbury Center	Creek Ranch Apartments
Penn Park	Persis National Portfolio	Courtyard by Marriott-Richmond, VA
Encino Canyon Apartments Atlas Cold Storage Portfolio	Forest Plaza Seven Palms Apartments	Hilton University of Florida Hotel & Convention Center-Gainesville
SunTrust Bank Portfolio I Cityville Carlisle	SunTrust Bank Portfolio II	The Woodlands Waterway Marriott Hotel & Convention Center

The pro forma adjustments are composed of the following adjustments:

	The Woodlands
	Waterway
	Marriott Hotel &			Pro Forma
	Convention	Sun Trust	Other	Adjustments
	Center	Portfolio I & II	Acquisitions	(B)
Rental income	$-	39,469	56,360	95,829
Tenant recovery income	-	-	9,364	9,364
Hotel operating income	23,587	-	14,400	37,987

Total income	23,587	39,469	80,124	143,180

Property operating expenses	1,061	1,776	15,602	18,439
Hotel operating expense	16,011	-	9,744	25,755
Depreciation and amortization	3,135	8,610	26,668	38,413

Total expenses	20,207	10,386	52,014	82,607

Operating income	3,380	29,083	28,110	60,573

Interest expense	(3,665)	(16,210)	(13,534)	(33,409)

Income (loss) before income tax and minority interest	(285)	12,873	14,576	27,164

Minority interest	-	-	(74)	(74)

Net income (loss) applicable to common shareholders	$(285)	12,873	14,502	27,090

(C)

The historical information represents the consolidated historical statement of operations of Apple Hospitality Five, Inc. for the nine months ended September 30, 2007.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations

For the nine months ended September 30, 2007 (unaudited)

(Amounts in thousands, except per share amounts)

(D)

Represents adjustments to record the merger of Apple Hospitality Five, Inc., which was consummated on October 5, 2007.

(E)

The historical information represents the consolidated historical statement of operations income (loss) from continuing operations of Winston Hotels for the six months ended June 30, 2007.

(F)

Represents adjustments to record the merger of Winston Hotels, which was consummated on July 1, 2007.

(G)

No pro forma adjustment has been made related to the business manager management fee as it is assumed that a greater fee would not have been paid as a result of the purchase of these additional properties.

(H)

Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements, 15 years for site improvements and 5 years for furniture, fixtures, and equipment.  That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.  Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense. For the Apple Hospitality’s, Winston Hotels and RLJ Urban Lodging Fund mergers, the purchase price allocation for pro forma financial statement purposes, are preliminary and may be subject to change subsequent to the completion of the mergers.

(I)

To reflect depreciation expense for Winston Hotels acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation.  The adjustment is calculated as follows:

Adjusted value of real estate assets	$750,171
Less: Non-depreciable real estate assets	(65,637)
Depreciable real estate assets	$684,534

Depreciation expense for six months	$17,139
Less: Depreciation recorded by Winston Hotels	(12,372)
Depreciation expense adjustment	$4,767

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates.  To the extent the fair value of net assets acquired is less than the purchase price, additional amounts could be allocated to identifiable intangible assets and/or goodwill and depreciation and amortization may change.

(J)

The pro forma weighted average shares of common stock outstanding for the nine months ended September 30, 2007 was calculated assuming all shares sold to purchase each of the properties were issued on January 1, 2006.

(K)

Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.  For the nine months ended September 30, 2007, pro forma property operating expenses included incremental management fees of $6,443.

(L)

IARETI has ownership interests in LLC’s which own the eight shopping centers in the Ahold Portfolio, Stop N Shop Hyde, Parkway Centre North, Parkway Centre North Outlot Building B, The Market at Hamilton and Streets of Cranberry.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.  For the nine months ended September 30, 2007, the pro forma interest expense included other financing interest expense of $900.

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Statement of Operations

For the nine months ended September 30, 2007 (unaudited)

(Amounts in thousands, except per share amounts)

(M)

The pro forma adjustments relating to incremental interest expense were based on the following debt terms:

	Principal	Interest	Maturity
	Balance	Rate	Date
Bradley Portfolio (1)	34,479	5.9480%	07/01/2017
Bradley Portfolio (2)	10,500	5.6600%	11/01/2025
Bradley Portfolio (3)	39,534	5.5400%	01/01/2013
ProLogis Properties	32,450	5.5200%	06/01/2017
Shallotte Commons	6,078	5.7650%	06/01/2012
Washington Park Plaza	30,600	5.9200%	05/11/2016
Chesapeake Commons	8,900	5.3810%	06/01/2012
Crossroads at Chesapeake	11,200	5.4050%	06/01/2012
Fields Apartment Homes	18,700	5.3229%	06/01/2017
Schneider Electric	11,000	5.7610%	06/01/2012
Six Pines Portfolio	158,500	5.4100%	06/01/2017
The Market at Hamilton	7,893	5.7700%	06/01/2012
Gravois Dillon I	12,630	5.4950%	07/01/2017
Worldgate Plaza	59,950	5.5240%	07/01/2017
C&S Portfolio	82,500	5.4809%	04/01/2037
State Street Market	10,450	5.6230%	03/11/2012
Northwest Marketplace	19,965	5.5570%	07/01/2017
Pavilions at Hartman Heritage	23,450	5.5950%	07/01/2017
Waterford Place at Shadow Creek Ranch Apartments	16,500	5.5100%	07/11/2017
Penn Park	31,000	5.8800%	01/02/2017
Forest Plaza	2,264	5.7500%	04/01/2015
Villages of Kitty Hawk	11,550	5.6860%	09/01/2017
AT&T - Cleveland	29,242	6.1300%	08/11/2037
Lord Salisbury Center	12,600	5.4460%	09/01/2017
The Woodlands Waterway Marriott Hotel & Convention Center	75,400	6.5000%	12/01/2017
SunTrust Bank Portfolio I	281,200	5.2700%	01/01/2009
SunTrust Bank Portfolio II	78,600	5.9800%	01/01/2018
Bradley-Union Venture	38,421	5.5400%	01/01/2013
Encino Canyon Apartments	12,000	5.8700%	11/01/2017
Seven Palms Apartments	18,750	5.6200%	11/01/2017
Gainesville Hilton	27,500	6.5000%	02/01/2018

(N)

Represents the elimination of realized gain on Winston Hotels common stock sold by the Company.

(O)

No pro forma adjustment has been made to interest income for the notes receivable additions.

(P)

To reflect depreciation expense for Apple acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation.  The adjustment is calculated as follows:

Adjusted value of real estate assets	$534,189
Less: Non-depreciable real estate assets	(80,128)
Depreciable real estate assets	$454,061

Depreciation expense for nine months	$17,595
Less: Depreciation recorded by Apple	(9,989)
Depreciation expense adjustment	$7,606

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations

For the nine months ended September 30, 2007 (unaudited)
(Amounts in thousands, except per share amounts)

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates.  To the extent the fair value of net assets acquired is less than the purchase price additional amounts could be allocated to identifiable intangible assets and/or goodwill and depreciation and amortization may change.

(Q)

Pro forma adjustments represent operations and reduction in Apple’s advisory fee for the property sold subsequent to September 30, 2007.

(R)

The adjustment of $31,982 represents the elimination of Apple’s Series B preferred share expense.  The Series B preferred shareholders were paid off prior to the Company’s acquisition.

(S)

The adjustment of $(20,000) represents the elimination of Winston Hotel’s termination fee expense in accordance with the definitive merger agreement.

(T)

The historical information represents the combined consolidated historical statement of operations income from continuing operations of the RLJ Urban Lodging Fund for the nine months ended September 30, 2007.  The Company is purchasing a subsidiary of the RLJ Lodging Fund.  Substantially all of the balances and activity of the RLJ Lodging Fund are those of the entity which is being purchased.  All balances and activity related to the portion of the RLJ Lodging Fund that is not being purchased have been eliminated in the RLJ Merger Adjustments column.

(U)

Represents adjustments to record the merger of the RLJ Urban Lodging Fund anticipated to occur in mid-February 2008.

(V)

To reflect depreciation expense for RLJ acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation.  The adjustment is calculated as follows:

Adjusted value of real estate assets	$907,794
Less: Non-depreciable real estate assets	(136,169)
Depreciable real estate assets	$771,625

Depreciation expense for nine months	$29,900
Less: Depreciation recorded by RLJ	(16,841)
Depreciation expense adjustment	$13,059

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates.  To the extent the fair value of net assets acquired is less than the purchase price additional amounts could be allocated to identifiable intangible assets and/or goodwill and depreciation and amortization may change.

(W)

Represents the adjustment for interest income on cash of the entity not assumed by the Company in the purchase of the RLJ Urban Lodging Fund.

(X)

The RLJ Urban Lodging Fund adjustment relates to deal pursuit costs written-off in the period.

(Y)

The pro forma adjustments relating to Apple’s interest expense were based on the placement of new debt in the amount of approximately $343,000 on the hotels at an interest rate of 6.5%.

(Z)

The pro forma adjustments relating to RLJ Urban Lodging Fund’s interest expense were based on assumed debt of approximately $384,000. Of the assumed debt, approximately $124,200 is subject to fixed interest rates ranging from 5.41% to 6.93% and $259,800 is subject to variable interest rates that are effectively fixed by swap rate agreements. At the time of the merger, we will be placing approximately $41,000 of new financing on one of the hotels at an estimated interest rate of 6.40%.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006
(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Notes B and C of the Notes to the Pro Forma Consolidated Statement of Operations and the Company acquisition of the RLJ Urban Lodging Fund, Apple Hospitality Five, Inc. and Winston Hotels as though they occurred on January 1, 2006 or the date significant operations commenced. Pro Forma adjustments have been made for the Bradley Portfolio - Union Venture, Penn Park, The Woodlands Waterway Marriott Hotel & Convention Center, the SunTrust Bank Portfolio I and 72 properties in the SunTrust Bank Portfolio II, Cityville Carlisle, Hilton Garden Inn Chelsea, Courtyard by Marriott-Richmond, VA, the Company’s acquisition of the RLJ Urban Lodging Fund, Apple Hospitality Five, Inc. and Winston Hotels and for properties purchased during 2006 and the first, second and third quarters of 2007.  The Company considers the properties that are not yet purchased as of January 15, 2008, but are expected to be purchased to be the remaining 144 properties in the SunTrust Bank Portfolio II and the company acquisition of the RLJ Urban Lodging Fund as probable under Rules 3-14 and 3-05 of Regulation S-X, respectively.  No pro forma adjustments were made for Brooks Corner, The Plaza at Eagle’s Landing, Parkway Centre North I, Parkway Centre North – Outlot Building B, The Shops at Sherman Plaza, New Forest Crossing II, Wickes Furniture, Spring Town Center III, Legacy Crossing, Gravois Dillon-Phase II, Inland American Communities, University House at UAB (14th Street)-Birmingham, McKinney Towne Center Outlots, Streets of Cranberry, or Lakewood Phase II as the properties were completed in 2006 or 2007 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2006, nor does it purport to represent our future results of operations.

 Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006 (unaudited)
(Amounts in thousands, except per share amounts)

					Winston
				Winston	Hotels		Apple		RLJ
		Pro Forma	Pro Forma	Hotels	Merger	Apple	Merger	RLJ	Merger
	Historical	Adjustments	Adjustments	Historical	Adjustments	Historical	Adjustments	Historical	Adjustments
	(A)	(B)	(C)	(F)	(G)	(D)	(E)	(R)	(S)	Pro Forma
Rental income (I)	$98,419	101,828	154,257	-	-	-	-	-	-	354,504
Tenant recovery income	21,547	12,397	30,684	-	-	-	-	-	-	64,628
Other property income	3,236	-	-	-	-	-	-	-	-	3,236
Hotel operating income (Q)	-	30,642	19,048	165,883	-	125,369	(14,830)	129,453	-	455,565

Total income	123,202	144,867	203,989	165,883	-	125,369	(14,830)	129,453	-	877,933

General and administrative expenses (Q) (V)	7,613	-	-	11,343	-	3,274	(200)	1,122	(155)	22,997
Business manager management fee (H)	2,400	-	-	-	-	-	-	-	-	2,400
Property operating expenses (L)	20,951	23,578	41,993	-	-	-	-	-	-	86,522
Hotel operating expenses (Q)	-	18,419	12,890	99,206	-	75,607	(10,938)	78,805	-	273,989
Real estate taxes	11,840		-	7,016	-	-	-	6,420	-	25,276
Depreciation and amortization (I) (J) (P) (T)	49,681	41,229	77,022	22,056	12,222	12,856	10,604	17,737	21,831	265,238

Total expenses	92,485	83,226	131,905	139,621	12,222	91,737	(534)	104,084	21,676	676,422

Operating income (loss)	30,717	61,641	72,084	26,262	(12,222)	33,632	(14,296)	25,369	(21,676)	201,511

Loss on extinguishment of debt	-	-	-	(3,961)	-	-	-	-	-	(3,961)
Interest, dividend and other income (O) (U)	23,289	-	-	8,694	-	185	-	599	(324)	32,443
Other income (expense)	(28)	-	-	-	-	241	-	1,641	-	1,854
Interest expense (M) (N) (W) (X)	(31,553)	(42,451)	(53,682)	(17,553)	-	(292)	(22,295)	(21,719)	(2,522)	(192,067)
Equity in earnings of unconsolidated entities	13	-	-	86	-	-	-	-	-	99
Fee income from unconsolidated joint ventures	-	-		227	-	-	-	-	-	227
Realized gain on securities	4,096	-	-	-	-	-	-	-	-	4,096

Net income (loss) before income taxes and minority interest	26,534	19,190	18,402	13,755	(12,222)	33,766	(36,591)	5,890	(24,522)	44,202

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006 (unaudited)
(Amounts in thousands, except per share amounts)

					Winston
				Winston	Hotels		Apple		RLJ
		Pro Forma	Pro Forma	Hotels	Merger	Apple	Merger	RLJ	Merger
	Historical	Adjustments	Adjustments	Historical	Adjustments	Historical	Adjustments	Historical	Adjustments
	(A)	(B)	(C)	(F)	(G)	(D)	(E)	(R)	(S)	Pro Forma

Income tax expense	(1,393)	-	-	(1,890)	-	-	-	-	-	(3,283)
Minority interest	(24,010)	-	(1,326)	(733)	-	-	-	-	-	(26,069)

Net income (loss) applicable to common shareholders	$1,131	19,190	17,076	11,132	(12,222)	33,766	(36,591)	5,890	(24,522)	14,850

Weighted average number of shares of common stock outstanding, basic and diluted (K)	68,374,630									576,399,800

Net income per share, basic and diluted (K)	.02									.03

See accompanying notes to pro forma consolidated statement of operations.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006 (unaudited)
(Amounts in thousands, except per share amounts)

(A)

The historical information represents the consolidated historical statement of operations of the Company for the year ended December 31, 2006 as filed with the Securities Exchange Commission.

(B)

Total pro forma adjustments for expected acquisitions and acquisitions consummated as of October 1, 2007 by the Company and its consolidated joint ventures are as though the properties were acquired January 1, 2006.

Audited combined income and operating expenses as prepared in accordance with Rules 3-05 and 3-14 of Regulation S-X includes the following acquired properties:

Shops at Riverstone	Pavilions at Hartman Heritage
Six Pines Portfolio	ProLogis Properties
Worldgate Plaza	Waterford Place at Shadow Creek Ranch
Lakeport Commons	Fields Apartment Homes
Persis National Portfolio	Penn Park
The Woodlands Waterway Marriott Hotel & Convention Center

Financial information of the respective tenants has been provided for the following real estate properties that will be leased to a single tenant on a long-term basis immediately after its acquisition under a net lease:

SunTrust Bank Portfolio I	SunTrust Bank Portfolio II

The selected financial data for SunTrust Bank Portfolio I and II can be located within the Index to Financial Statements at page  F-iii.

The pro forma adjustments are composed of the following adjustments:

	The Woodlands
	Waterway
	Marriott Hotel			Pro Forma
	& Convention	Sun Trust	Other	Adjustments
	Center	Portfolio I & II	Acquisitions	(B)
Rental income	$-	52,625	49,203	101,828
Tenant recovery income	-	-	12,397	12,397
Hotel operating income	30,642	-	-	30,642

Total income	30,642	52,625	61,600	144,867

Property operating expenses	1,378	2,368	19,832	23,578
Hotel operating expense	18,419	-	-	18,419
Depreciation and amortization	4,192	11,512	25,525	41,229

Total expenses	23,989	13,880	45,357	83,226

Operating income	6,653	38,745	16,243	61,641

Interest expense	(4,901)	(20,641)	(16,909)	(42,451)

Income (loss) before income tax and minority interest	1,752	18,104	(666)	19,190

Minority interest	-	-	-	-

Net income (loss) applicable to common shareholders	$1,752	18,104	(666)	19,190

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006 (unaudited)
(Amounts in thousands, except per share amounts)

(C)

Total pro forma adjustments for acquisitions consummated as of October 1, 2007 are as though the properties were acquired January 1, 2006. No pro forma adjustments were made for Brooks Corner, The Plaza at Eagle’s Landing, Parkway Centre North I, Parkway Centre North – Outlot Building B, The Shops at Sherman Plaza, New Forest Crossing II, Wickes Furniture, Spring Town Center III, Lakewood Phase II, Gravois Dillon-Phase II, Inland American Communities, Streets of Cranberry, University House at UAB (14th Street)-Birmingham, McKinney Towne Center Outlots, Hilton Garden Inn Chelsea or Legacy Crossing as the properties were completed in 2006 and 2007 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses presented from January 1, 2006 through December 31, 2006 is based on information provided by the Seller for the following properties:

Southgate Apartments	The Market at Hilliard	Washington Mutual
Canfield Plaza	Dulles Executive Plaza	Hyde Park Stop N Shop
Shakopee Shopping Center	IDS Center	Lakewood Mall I
Ahold Portfolio	Bradley Portfolio	New Quest Portfolio
Lincoln Mall	Lincoln Village	(properties purchased in 2006)
Monadnock Marketplace	Chesapeake Commons	Buckhorn Plaza
Thermo Process Systems	Crossroads at Chesapeake Commons	AT&T – St. Louis
Fabyan Randall	The Market at Hamilton	Schneider Electric
State Street Market	The Landings at Clear Lake	C & S Portfolio
Shallotte Commons	AT&T – Cleveland	Citizens Portfolio
Northwest Marketplace	Villages of Kitty Hawk	Washington Park Plaza
Gravois Dillon I	Middleburg Crossings	Lord Salisbury Center
Forest Plaza	High Ridge Park I & II	Encino Canyon Apartments
Atlas Cold Storage Portfolio Cityville Carlisle	Seven Palms Apartments Courtyard by Marriott-Richmond, VA	Hilton University of Florida Hotel and Convention Center-Gainesville
SunTrust Bank Portfolio I	SunTrust Bank Portfolio II

(D)

The historical information represents the consolidated historical statement of operations of Apple Hospitality Five, Inc. for the year ended December 31, 2006 as filed with the Securities Exchange Commission.

(E)

Represents adjustments to record the merger of Apple Hospitality Five, Inc.

(F)

The historical information represents Winston Hotel’s consolidated historical statement of operations for the year ended December 31, 2006 as filed with the Securities Exchange Commission.

(G)

Represents adjustments to record the merger of Winston Hotels.

(H)

No pro forma adjustment has been made related to the business manager management fee as it is assumed that a greater fee would not have been paid as a result of the purchase of these additional properties.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006 (unaudited)
(Amounts in thousands, except per share amounts)

(I)

Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements, 15 years for site improvements and 5 years for furniture, fixtures and equipment.  That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.  Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense.  For the RLJ Urban Lodging Fund, Winston Hotels and Apple Hospitality’s mergers, the purchase price allocation for pro forma financial statement purposes are preliminary and may be subject to change subsequent to the completion of the mergers.

(J)

To reflect depreciation expense for Winston Hotels acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation.  The adjustment is calculated as follows:

Adjusted value of real estate assets	$750,171
Less: Non-depreciable real estate assets	(65,637)
Depreciable real estate assets	$684,534

Depreciation expense for twelve months	$34,278
Less: Depreciation recorded by Winston Hotels	(22,056)
Depreciation expense adjustment	$12,222

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates.  To the extent the fair value of net assets acquired is less than the purchase price additional amounts could be allocated to identifiable intangible assets and/or goodwill and depreciation and amortization may change.

(K)

The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2006 was calculated assuming all shares sold to purchase each of the properties were issued on January 1, 2006.

(L)

Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.  For the twelve months ended December 31, 2006, pro forma property operating expenses included incremental management fees of $15,574.

(M)

IARETI has ownership interests in LLC’s which own or will own in the future the eight shopping centers in the Ahold Portfolio and Stop N Shop Hyde Park, The Market at Hamilton and Streets of Cranberry.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.  For the twelve months ended December 31, 2006, the interest expense included other financing interest expense of $1,069.

(N)

The pro forma adjustments relating to incremental interest expense were based on the following debt terms:

	Principal	Interest	Maturity
	Balance	Rate	Date
Sherman Town Center	38,449	4.9500%	07/01/2014
Spring Town Center I & II	7,629	4.8700%	01/01/2015
Eldridge Lakes Town Center	7,504	4.8800%	12/01/2014
CyFair Town Center	5,673	4.8300%	12/01/2014
Hyde Park Stop N Shop	8,100	5.2450%	02/01/2013
Lakewood Mall I	11,715	6.0100%	04/01/2024
Monadnock Marketplace	26,785	4.8800%	03/01/2013
Thermo Process Facility	8,201	5.2400%	03/11/2031
Southgate Apartments	10,725	5.4130%	05/01/2016
Shakopee Center	8,800	5.3000%	07/01/2011

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006 (unaudited)
(Amounts in thousands, except per share amounts)

Ahold Portfolio 1	41,456	5.1400%	08/11/2011
Ahold Portfolio 2	35,497	5.1700%	08/01/2013
Canfield Plaza	7,575	5.2200%	09/01/2013
Fabyan Randall Plaza	13,400	5.3750%	11/01/2013
Dulles Executive Office Plaza	68,750	5.8510%	09/01/2016
IDS Center	161,000	5.0000%	01/10/2010
Bradley Portfolio (1)	227,430	6.1130%	11/01/2016
Bradley Portfolio (2)	10,500	5.6627%	11/01/2025
Bradley Portfolio (3)	39,534	5.5400%	01/01/2013
Lincoln Mall	33,835	5.0000%	09/01/2013
Buckhorn Plaza	9,025	5.9930%	12/01/2016
The Market at Hilliard	11,220	5.9630%	12/01/2016
State Street Market	10,450	5.6230%	03/11/2012
ProLogis Properties	32,450	5.5200%	06/01/2017
Shallotte Commons	6,078	5.7650%	06/01/2012
Washington Park Plaza	30,600	5.9200%	05/11/2016
Chesapeake Commons	8,900	5.3810%	06/01/2012
Crossroads at Chesapeake	11,200	5.4050%	06/01/2012
Fields Apartment Homes	18,700	5.3229%	06/01/2017
Schneider Electric	11,000	5.7610%	06/01/2012
Six Pines Portfolio	158,500	5.4100%	06/01/2017
The Market at Hamilton	7,893	5.7700%	06/01/2012
Lakeview Technology Center I	14,470	4.9000%	02/11/2011
Bridgeside Point	17,325	5.2000%	02/11/2031
Triangle Center	23,600	4.8300%	03/01/2011
Lincoln Village	22,035	5.3210%	12/01/2016
Washington Mutual	20,115	5.9430%	12/01/2016
AT&T-St. Louis	112,695	5.3430%	01/01/2037
C&S Portfolio	82,500	5.4800%	04/01/2037
Gravois Dillon I	12,630	5.4950%	07/01/2017
Worldgate Plaza	59,950	5.2700%	07/01/2017
Northwest Marketplace	19,965	5.5570%	07/01/2017
Pavilions at Hartman Heritage	23,450	5.5950%	07/01/2017
Waterford Place at Shadow Creek Ranch Apartments	16,500	5.5100%	07/11/2017
Penn Park	31,000	5.8800%	01/05/2007
Forest Plaza	2,264	5.7500%	04/01/2015
High Ridge Park I & II	8,700	5.6200%	05/01/2015
Villages at Kitty Hawk	11,550	5.6860%	09/01/2017
AT&T - Cleveland	29,242	6.1300%	08/11/2037
Lord Salisbury Center	12,600	5.4460%	09/01/2017
The Woodlands Waterway Marriott Hotel & Convention Center	75,400	6.5000%	12/01/2017
SunTrust Bank Portfolio I	281,200	5.2700%	01/01/2009
SunTrust Bank Portfolio II	78,600	5.9800%	01/01/2018
Bradley-Union Venture	38,421	5.5400%	01/01/2013
Encino Canyon Apartments	12,000	5.8700%	11/01/2017
Seven Palms Apartments	18,750	5.6200%	11/01/2017
Gainesville Hilton	27,500	6.5000%	02/01/2008

(O)

No pro forma adjustment has been made to interest income for the notes receivable additions.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006 (unaudited)
(Amounts in thousands, except per share amounts)

(P)

To reflect depreciation expense for Apple acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation.  The adjustment is calculated as follows:

Adjusted value of real estate assets	$534,189
Less: Non-depreciable real estate assets	(80,128)
Depreciable real estate assets	$454,061

Depreciation expense for twelve months	$23,460
Less: Depreciation recorded by Apple	(12,856)
Depreciation expense adjustment	$10,604

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates.  To the extent the fair value of net assets acquired is less than the purchase price additional amounts could be allocated to identifiable intangible assets and/or goodwill and depreciation and amortization may change.

(Q)

Pro forma adjustments represent operations and the reduction in Apple’s advisory fee for the property sold subsequent to June 30, 2007.

(R)

The historical information represents the RLJ Urban Lodging Fund’s combined consolidated historical statement of operations income (loss) from continuing operations for the year ended December 31, 2006.  The Company is purchasing a subsidiary of the RLJ Lodging Fund.  Substantially all of the balances and activity of the RLJ Lodging Fund are those of the entity which is being purchased.  All balances and activity related to the portion of the RLJ Lodging Fund that is not being purchased have been eliminated in the RLJ Merger Adjustments column.

(S)

Represents adjustments to record the merger of the RLJ Urban Lodging Fund anticipated to occur in mid-February 2008.

(T)

To reflect depreciation expense for the RLJ Urban Lodging Fund acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation.  The adjustment is calculated as follows:

Adjusted value of real estate assets	$907,794
Less: Non-depreciable real estate assets	(136,169)
Depreciable real estate assets	$771,625

Depreciation expense for twelve months	$39,568
Less: Depreciation recorded by RLJ	(17,737)
Depreciation expense adjustment	$21,831

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates.  To the extent the fair value of net assets acquired is less than the purchase price additional amounts could be allocated to identifiable intangible assets and/or goodwill and depreciation and amortization may change.

(U)

Represents the adjustment for interest income on cash of the entity not assumed by the Company in the purchase of the RLJ   Urban Lodging Fund.

(V)

The RLJ adjustment relates to deal pursuit costs written-off in the period.

(W)

The pro forma adjustments relating Apple’s interest expense were based on the placement of new debt in the amount of approximately $343,000 on the hotels at an estimated interest rate of 6.50%.

(X)

The pro forma adjustments relating to RLJ Urban Lodging Fund’s interest expense were based on assumed debt of approximately $384,000. Of the assumed debt, approximately $124,000 is subject to fixed interest rates ranging from 5.41% to 6.93% and $259,800 is subject to variable interest rates that are effectively fixed by swap rate agreements. At the time of the merger, we will be placing approximately $41,000 of new financing on one of the hotels at an estimated interest rate of 6.40%.